                                   EXHIBIT 4.5
                             UNIT PURCHASE AGREEMENT







                         GENERAC PORTABLE PRODUCTS, LLC

                                   $19,500,000

                    SENIOR ZERO COUPON NOTES DUE JULY 1, 2006




                         GENERAC PORTABLE PRODUCTS, INC.

                         COMMON STOCK PURCHASE WARRANTS




                             UNIT PURCHASE AGREEMENT






                          DATED AS OF NOVEMBER 20, 2000

                                TABLE OF CONTENTS

SECTION                                                                                                        PAGE
                              ARTICLE I DEFINITIONS

                                     ARTICLE II ISSUANCE AND PURCHASE OF THE UNITS
SECTION 2.1. Authorization of Issuance of the Units...............................................................9
SECTION 2.2. Purchase and Sale of Units..........................................................................10
SECTION 2.3. Execution of the Notes and the Warrant Certificates.................................................10
SECTION 2.4. Interest on the Notes...............................................................................10
SECTION 2.5. Maturity of the Notes; Prepayments..................................................................10

                                  ARTICLE III OTHER PROVISIONS RELATING TO THE NOTES
SECTION 3.1. Making of Payments..................................................................................11
SECTION 3.2. Usury...............................................................................................11
SECTION 3.3. Ranking of Notes....................................................................................11
SECTION 3.4. Registration Rights.................................................................................11

                               ARTICLE IV CONDITIONS PRECEDENT TO PURCHASE OF THE UNITS
SECTION 4.1. No Injunction, etc..................................................................................11
SECTION 4.2. Documentation.......................................................................................12
SECTION 4.3. No Default, Etc.....................................................................................13
SECTION 4.4. Representations Accurate............................................................................13
SECTION 4.5. Performance.........................................................................................13
SECTION 4.6. Compliance with Laws................................................................................13

                          ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND PARENT
SECTION 5.1. Corporate Status....................................................................................14
SECTION 5.2. Authorization; No Conflict..........................................................................14
SECTION 5.3. No Violation........................................................................................14
SECTION 5.4. Approvals...........................................................................................15
SECTION 5.5. Binding Obligations.................................................................................15
SECTION 5.6. Use of Proceeds.....................................................................................15
SECTION 5.7. Compliance with Statutes, Etc.......................................................................15
SECTION 5.8. Capitalization......................................................................................15
SECTION 5.9. Subsidiaries........................................................................................16
SECTION 5.10. Financial Statements; Financial Condition..........................................................16
SECTION 5.11. Absence of Certain Developments....................................................................17
SECTION 5.12. Related Party Transactions.........................................................................17
SECTION 5.13. Litigation.........................................................................................18
SECTION 5.14. Securities Laws....................................................................................18
SECTION 5.15. Investment Company Act.............................................................................18

SECTION 5.16. Public Utility Holding Company Act.................................................................18
SECTION 5.17. Real Property; Leases..............................................................................18
SECTION 5.18. Offering of Note and Warrants......................................................................18
SECTION 5.19. Authorization of Warrants..........................................................................19
SECTION 5.20. Compliance with ERISA..............................................................................19
SECTION 5.21. Tax Returns and Payments...........................................................................20
SECTION 5.22. Labor Relations....................................................................................21
SECTION 5.23. Environmental Matters..............................................................................21

                              ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
SECTION 6.1. Corporate Existence.................................................................................22
SECTION 6.2. Authorization; No Conflict..........................................................................22
SECTION 6.3. Approvals...........................................................................................22
SECTION 6.4. Binding Obligations.................................................................................22
SECTION 6.5. Investment Representations and Covenants............................................................23

                                           ARTICLE VII AFFIRMATIVE COVENANTS
SECTION 7.1. Preservation of Corporate Franchises................................................................23
SECTION 7.2. Books, Records and Inspections......................................................................23
SECTION 7.3. Compliance with Statutes............................................................................24
SECTION 7.4. Financial Information...............................................................................24
SECTION 7.5. Maintenance of Property; Insurance..................................................................26
SECTION 7.6. Performance of Obligations..........................................................................27
SECTION 7.7. Payment of Taxes....................................................................................27
SECTION 7.8. Compliance with Environmental Laws and ERISA........................................................27
SECTION 7.9. Further Guarantees..................................................................................27
SECTION 7.10. Further Assurances.................................................................................27

                                            ARTICLE VIII NEGATIVE COVENANTS
SECTION 8.1. Liens...............................................................................................28
SECTION 8.2. Consolidation, Merger, Purchase of Sale of Assets, Etc..............................................30
SECTION 8.3. Successor Substituted...............................................................................31

                                             ARTICLE IX EVENTS OF DEFAULT
SECTION 9.1. Events of Default...................................................................................31
SECTION 9.2. Remedies on Default.................................................................................32

                          ARTICLE X EXCHANGE; SUBSTITUTION OF NOTES AND WARRANT CERTIFICATES
SECTION 10.1. Transfer and Exchange of Notes and Warrant Certificates............................................33
SECTION 10.2. Replacement of Notes and Warrant Certificates......................................................34

                                          ARTICLE XI ANTI-DILUTION PROVISIONS
SECTION 11.1. Determination of Fair Market Value.................................................................34
SECTION 11.2. Adjustment of Number of Warrant Shares.............................................................36
SECTION 11.3. Contest and Appraisal Rights.......................................................................46

SECTION 11.4. Fair Market Value Per Share........................................................................47

                          ARTICLE XII SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES
SECTION 12.1. Survival of Representations........................................................................47
SECTION 12.2. Agreement of the Company and the Parent to Indemnify...............................................47
SECTION 12.3. Conditions to Indemnification......................................................................48
SECTION 12.4. Remedies Cumulative................................................................................49

                                              ARTICLE XIII MISCELLANEOUS
SECTION 13.1. Notices............................................................................................49
SECTION 13.2. No Waiver..........................................................................................50
SECTION 13.3. Amendment and Waiver...............................................................................50
SECTION 13.4. Successors and Assigns.............................................................................51
SECTION 13.5. Submission to Jurisdiction.........................................................................51
SECTION 13.6. WAIVER OF JURY TRIAL...............................................................................51
SECTION 13.7. GOVERNING LAW......................................................................................52
SECTION 13.8. Termination........................................................................................52
SECTION 13.9. Severability.......................................................................................52
SECTION 13.10. Expenses..........................................................................................52
SECTION 13.11. Filings and Consents..............................................................................52
SECTION 13.12. Counterparts......................................................................................52
SECTION 13.13. Entire Agreement..................................................................................53


EXHIBITS

         Exhibit A -       Form of Note
         Exhibit B -       Form of Warrant Certificate
         Exhibit C -       Form of Guarantee

                           UNIT PURCHASE AGREEMENT


         This UNIT PURCHASE AGREEMENT (the "AGREEMENT") is entered into as of November 20, 2000 among Generac Portable Products, Inc., a Delaware corporation (the "PARENT"), Generac Portable Products, LLC, a Delaware limited liability company (the "COMPANY"), and the purchasers listed on Schedule A hereto (referred to herein collectively as "PURCHASERS" or individually as "PURCHASER"). The parties hereto agree as follows:


                                  WITNESSETH

         WHEREAS, the Company and The Beacon Group III - Focus Value Fund, L.P. (the "FUND") have entered into that certain Commitment Letter dated as of October 18, 2000 (the "COMMITMENT") pursuant to which the Fund committed to purchase (or cause one or more of its affiliates to purchase) units (the "UNITS") composed of (i) the Company's Senior Zero Coupon Notes due July 1, 2006 in the aggregate principal amount of $19,500,000, and (ii) warrants to purchase from the Parent an aggregate of 340 shares of the Parent's common stock, par value $0.01 per share, at an initial exercise price of $0.01 per share (the "WARRANTS"); and

         WHEREAS, pursuant to Section 9(a) of that certain Stockholders' Agreement dated as of July 9, 1998 among the Parent, the Fund and the other stockholders named therein (the "STOCKHOLDERS AGREEMENT"), Parent delivered to the stockholders that are parties to the Stockholders Agreement (the "SHAREHOLDERS") a notice of its proposed sale of the Units to the Fund, and in accordance with Section 9(a), gave each of said Shareholders the right to purchase its pro rata portion of the Units; and

         WHEREAS, the Shareholders that are Purchasers (other than the Fund) have agreed to purchase their pro rata portion of the Units, as set forth on Schedule A;

         NOW, THEREFORE, in order to accomplish the matters contemplated by the immediately preceding recitals and in consideration of the mutual premises herein contained and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

         In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "AFFILIATE" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person whether through ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLS" have meanings correlative of the foregoing.

                  "AGREEMENT" shall mean this Unit Purchase Agreement, as the same may be amended or otherwise modified from time to time in accordance with the terms hereof.

                  "APPLICABLE LAW" shall mean all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies (domestic or foreign) and all orders and decrees of all courts, tribunals and arbitrators including, without limitation, Environmental Laws, Margin Regulations and ERISA.

                  "AUDITED FINANCIAL STATEMENTS" shall have the meaning given such term in Section 5.10 hereof.

                  "BALANCE SHEET" shall have the meaning given such term in
         Section 5.10 hereof.

                  "BALANCE SHEET DATE" shall have the meaning given such term in
         Section 5.10 hereof.

                  "BUSINESS DAY" shall mean any day on which commercial banks located in New York, New York are required or permitted by law to be open for the purpose of conducting a commercial banking business.

                  "CAPITAL EXPENDITURES" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and the amount of Capitalized Lease Obligations incurred by such Person.

                  "CAPITALIZED LEASE OBLIGATIONS" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

                  "CASHLESS EXERCISE" has the meaning given such term in Section
         11.1 hereof.

                  "CASHLESS EXERCISE RATIO" has the meaning given such term in
         Section 11.1 hereof.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 et seq.

                  "CHANGE OF CONTROL" shall mean the occurrence of one or more of the following events: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, directly or indirectly, of all or substantially all of the assets of the

         Parent and the Company to any Person or "GROUP" of related Persons (as such term is used in Sections 13(d) and 14(d) of the Exchange Act),
         (ii) the adoption of a plan relating to the liquidation or dissolution of the Parent and the Company, (iii) except for the Fund, or affiliates thereof, any Person or group (as defined above) is or becomes the "BENEFICIAL OWNER" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "BENEFICIAL OWNERSHIP" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting capital stock of the Parent, including by way of merger, consolidation or otherwise, (iv) the replacement of a majority of the members of the board of directors of the Parent over a two-year period from the directors who constituted the board of directors of the Parent at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the board of directors of the Parent then still in office who either were members of such board of directors at the beginning of such period or whose election as a member of the board of directors was previously approved, or (v) a "change of control" or similar event shall occur as provided in the Indenture or the Credit Agreement, as in effect on the date hereof.

                  "CLOSING DATE" shall mean November 20, 2000, or such other date as the Company, the Parent and the Purchasers may mutually determine.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                  "COMMON STOCK" shall mean the common stock of the Parent, $.01 par value per share.

                  "COMPANY" has the meaning set forth in the preamble to this Agreement, and shall include the Company's successors and assigns.

                  "CONSOLIDATED EBITDA" has the meaning given such term in the Credit Agreement.

                  "CONSOLIDATED SUBSIDIARIES" means, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with U.S. generally accepted accounting principles.

                  "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.

                  "CREDIT AGREEMENT" means the Credit Agreement dated as of July 9, 1998, among the Company, the Parent the lenders party thereto in their capacities as lenders thereunder and Bankers Trust Company, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders; provided that the term "Credit Agreement" shall not include any replacement, refinancing, extension or restructuring in the form of an indenture, note purchase agreement or other similar debt agreement.

                  "DEFAULT" means any event that, with notice or lapse of time or both, would constitute an Event of Default.

                  "DISCLOSURE SCHEDULE" means the disclosure schedule delivered by the Company and the Parent to the Purchaser on the date hereof.

                  "DOLLAR" and the sign "$" means the lawful money of the United States of America.

                  "DOMESTIC SUBSIDIARY" shall mean each Subsidiary of the Company that is incorporated or organized in the United States of America, any State thereof, the United States Virgin Islands or Puerto Rico.

                  "DOMESTIC WHOLLY-OWNED SUBSIDIARY" means each Domestic Subsidiary which is a Wholly-Owned Subsidiary of the Company.

                  "ENCUMBRANCE" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

                  "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation,
         (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

                  "ENVIRONMENTAL LAWS" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Parent, the Company or any of their respective Subsidiaries, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C.
         Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.
         Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA AFFILIATE" means each person (as defined in Section 3(9) of ERISA) which together with the Parent, or a Subsidiary of the Parent or the Company, or a Subsidiary of the Company would be deemed to be a "single employer" within the meaning of Section 414(b), (c),
         (m) or (o) of the Code.

                  "EVENT OF DEFAULT" means any of the events specified in
         Section 9.1 hereof.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXERCISE PRICE" has the meaning given such term in Section 11.1.

                  "EXPIRATION DATE" means November 20, 2010.

                  "FACE AMOUNT" has the meaning given such term in Section 2.1 hereof.

                  "FAIR MARKET VALUE" has the meaning given such term in Section
         11.1 hereof.

                  "FAIR MARKET VALUE PER SHARE" has the meaning given such term in Section 11.4 hereof.

                  "FINANCIAL STATEMENTS" has the meaning given such term in
         Section 5.10 hereof.

                  "FOREIGN PENSION PLAN" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Parent or any one or more of its Subsidiaries primarily for the benefit of employees of the Parent or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

                  "FOURTH AMENDMENT TO CREDIT AGREEMENT" means the Fourth Amendment to Credit Agreement, dated as of October 18, 2000, among the parties to the Credit Agreement.

                  "FUND" has the meaning set forth in the recitals to this Agreement.

                  "GUARANTEES" means the Guarantees in favor of the Purchasers in the form of Exhibit C hereto.

                  "GUARANTORS" means the Parent, GPPW, Inc. and any Subsidiaries that execute or are required to execute a Guarantee in accordance with
         Section 7.9 hereof.

                  "HAZARDOUS MATERIALS" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, ureaformaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and
         (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.

                  "INDEBTEDNESS" means, as to any Person, without duplication,
         (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v),
         (vi) or (vii) of this definition secured by any Encumbrance on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations (as defined in the Credit Agreement as in effect on the date hereof) of such Person and (vii) all obligations under any interest rate protection agreement or other hedging agreement or under any similar type of agreement.

                  "INDEMNIFIED CLAIM" has the meaning given such term in Section
         12.2 hereof.

                  "INDEMNIFIED PARTIES" has the meaning given such term in
         Section 12.2 hereof.

                  "INDENTURE" means the Indenture, dated as of July 1, 1998, by and among the Company, the Parent and Marine Midland Bank, as Trustee, relating to the Company's 11 1/4% Senior Subordinated Notes due 2006.

                  "INDEPENDENT FINANCIAL EXPERT" means a nationally-recognized investment banking firm (1) which does not (and whose directors, officers, employees and affiliates do not) have a direct or indirect financial interest in the Company, the Parent or any of their respective affiliates, (2) which has not been and, at the time it is called upon to give independent financial advice or valuation, is not (and none of whose directors, officers, employees or affiliates is) a promoter, director or officer of the Company, the Parent or any of their respective affiliates or an underwriter with respect to any of the Company's or the Parent's securities and (3) which does not provide any advice or opinions to the Company, the Parent or any of their respective affiliates except as an Independent Financial Expert.

                  "LEASEHOLDS" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                  "MARGIN REGULATIONS" means Regulations T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "MARGIN STOCK" has the meaning assigned to it in the Margin Regulations.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
         (a) the properties, operations, business or financial condition or prospects of the Parent or any of its Subsidiaries, taken as a whole, or the Company or any of its Subsidiaries, taken as a whole, (b) the Company's ability to pay the Notes in accordance with the terms thereof, or (c) the Parent's or the Company's ability to perform their respective obligations under the Transaction Documents.

                  "MATURITY DATE" means July 1, 2006.

                  "NOTES" means the Senior Notes due July 1, 2006, in the aggregate principal amount of $19,500,000, issued by the Company pursuant to Section 2.2 hereof in substantially the form of EXHIBIT A hereto, maturing on the Maturity Date, or such earlier date as provided herein, and bearing interest as set forth in this Agreement, and any promissory notes delivered in substitution, extension or exchange for any such Notes pursuant to the provisions of this Agreement.

                  "PARENT" has the meaning set forth in the preamble to this Agreement, and shall include the Parent's successors and assigns.

                  "PARENT DETERMINATION" has the meaning given such term in
         Section 11.1 hereof.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "PERMITTED ENCUMBRANCES" has the meaning given such term in the Credit Agreement as in effect on the date hereof.

                  "PERSON" means an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated association or other entity, or a government or any political subdivision or agency thereof.

                  "PLAN" means any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Parent or a Subsidiary of the Parent, or the Company or a Subsidiary of the Company, or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Parent, or a Subsidiary of the Parent or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  "PURCHASE PRICE" has the meaning given such term in Section
         2.2 hereof.

                  "PURCHASERS" has the meaning set forth in the preamble to this Agreement, and shall include such Purchasers' permitted successors and assigns.

                  "RCRA" means the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 et seq.

                  "REAL PROPERTY" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                  "RELEASE" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

                  "REPORTABLE EVENT" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation
         Section 4043.

                  "REQUIRED HOLDERS" means, at any time (i) with respect to the Notes and amendments of this Agreement affecting the Notes, the holders of more than 50% of the accreted principal value of the Notes and (ii) with respect to the Warrant Certificates and amendments of this Agreement affecting the Warrant Certificates, the holders of more than 50% of such Warrant Certificates.

                  "SEC" has the meaning given such term in Section 7.4(h).

                  "STOCKHOLDERS AGREEMENT" has the meaning set forth in the recitals to this Agreement.

                  "SUBSIDIARY" means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

                  "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Notes, the Warrant Certificates and the Guarantees, in each case either as originally executed or as the same may be amended or otherwise modified from time to time.

                  "TRANSFER AGENT" has the meaning given such term in Section 11.2(c) hereof.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  "UNAUDITED FINANCIAL STATEMENTS" has the meaning given such term in Section 5.10 hereof.

                  "UNFUNDED CURRENT LIABILITY" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

                  "UNITS" has the meaning set forth in the recitals to this Agreement.

                  "WARRANT CERTIFICATES" means the Warrants issued and delivered by the Parent on the Closing Date pursuant to Section 2.2 hereof, in substantially the form of EXHIBIT B hereto, and any stock purchase warrants issued and delivered in substitution or exchange for the Warrant Certificates.

                  "WARRANTS" has the meaning set forth in the recitals of this Agreement.

                  "WARRANT SHARES" has the meaning set forth in Section 5.2 hereof.

                  "WHOLLY-OWNED SUBSIDIARY" means, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

                                   ARTICLE II
                       ISSUANCE AND PURCHASE OF THE UNITS

         SECTION 2.1. AUTHORIZATION OF ISSUANCE OF THE UNITS.

         The Company and the Parent have duly authorized the issuance and sale, on the terms and subject to the conditions set forth herein, to the Purchasers of the Notes in the aggregate principal amount of $19,500,000 (the "FACE AMOUNT"), to be dated as of the Closing Date. The Parent has duly authorized the issuance and sale, on the terms and subject to the conditions set forth herein, to the Purchasers of Warrant Certificates evidencing the Warrants for the purchase of 340 shares of the Common Stock of the Parent.

         SECTION 2.2. PURCHASE AND SALE OF UNITS.

         Subject to the terms and conditions of this Agreement, on the Closing Date (x) the Company and the Parent shall issue and sell to the Purchasers and, in reliance upon the representations and warranties of the Company contained herein, the Purchasers shall purchase from the Company, the Notes and the Warrant Certificates at an aggregate purchase price of $15,000,000 (the "PURCHASE PRICE") and (y) the Purchasers shall deliver to the Company and Parent the Purchase Price by wire transfer in immediately available funds.

         SECTION 2.3. EXECUTION OF THE NOTES AND THE WARRANT CERTIFICATES.

         The Notes and the Warrant Certificates shall be signed on behalf of the Company or the Parent, as the case may be, by its president, its chief executive officer or its chief financial officer.

         Any Note and any Warrant Certificate may be signed on behalf of the Company or the Parent, as the case may be, by any person who, at the actual date of the execution of such Note or Warrant Certificate, shall be a proper officer of the Company or the Parent, as the case may be, to sign such Note or Warrant Certificate, although at the date of execution of this Agreement any such person was not such an officer.

         SECTION 2.4. INTEREST ON THE NOTES.

         The Notes shall accrete at a rate per annum equal to 4.68489%, compounded monthly, calculated on the basis of a 360-day year consisting of 30-day months, subject to the provisions of Article III hereof, unless the Closing Date does not occur on or prior to November 20, 2000, in which case the rate of accretion of the Notes shall be adjusted so that upon the Maturity Date the principal amount of the Note shall equal the Face Amount. The principal amount of the Notes on the Closing Date shall equal $15,000,000. The Company shall pay interest on overdue amounts payable under the Notes, to the extent lawful at a rate per annum that is 13% per annum.

         SECTION 2.5. MATURITY OF THE NOTES; PREPAYMENTS.

         (a) The outstanding principal amount of the Notes and any interest thereon shall become due and payable on the Maturity Date.

         (b) The Company may prepay the Notes in whole or in part at any time upon three (3) Business Days' prior notice to the Purchasers at a redemption price equal to the accreted value of the principal amount of the Notes to be prepaid as of the date of redemption provided that the aggregate principal amount of any such prepayment shall not be less than $100,000 and such prepayment does not violate the Credit Agreement or the Indenture. In the event the Company elects to prepay only a portion of the Notes, each Note then outstanding shall be reduced by its pro rata portion of the total principal amount of the Notes to be redeemed.

                                  ARTICLE III
                     OTHER PROVISIONS RELATING TO THE NOTES

         SECTION 3.1. MAKING OF PAYMENTS.

         Except as otherwise expressly provided in this Agreement, the Company shall make all payments of principal of and interest, if any, on the Notes not later than 2:00 p.m. (Jefferson, Wisconsin time) on the day when due in dollars by wire transfer of immediately available funds in U.S. dollars to one or more accounts designated by the Purchasers. All payments received after that hour shall be deemed to have been received by the Purchasers on the next following Business Day.

         SECTION 3.2. USURY.

         In no event shall the amount of interest due or payable on the Notes exceed the maximum rate of interest allowed by Applicable Law and, in the event any such payment is made by the Company or received by one or more Purchaser, then such excess sum shall be credited as a payment of principal. It is the express intent of the parties hereto that the Company not pay, and the Purchasers not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Company under Applicable Law.

         SECTION 3.3. RANKING OF NOTES.

         The Notes will be senior unsecured obligations of the Company and shall rank pari passu with all other senior unsecured obligations of the Company. The Purchasers acknowledge that the definition of "Senior Debt" in the Indenture provides that indebtedness of the Company held by a Subsidiary or Affiliate of the Company does not constitute "Senior Debt" under such definition for the purposes of the subordination provisions of the Indenture.

         SECTION 3.4. REGISTRATION RIGHTS.

         The Warrant Shares shall be entitled to the registration rights set forth in Sections 10 and 11 of the Stockholders Agreement and such other registration rights as the Company and the Purchasers may agree upon.

                                   ARTICLE IV
                  CONDITIONS PRECEDENT TO PURCHASE OF THE UNITS

         The obligations of the Purchasers under this Agreement are subject to the satisfaction (or waiver) of each of the following conditions on or prior to the Closing Date:

         SECTION 4.1. NO INJUNCTION, ETC.

         No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, this Agreement, the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

         SECTION 4.2. DOCUMENTATION.

The Purchasers shall have received, on or prior to the Closing Date, the following:

         (1) the Notes, duly executed on behalf of the Company and dated the Closing Date, each of which shall be reasonably satisfactory in form and substance to the Purchasers;

         (2) the Warrant Certificates, duly executed on behalf of the Parent and dated the Closing Date, each of which shall be reasonably satisfactory in form and substance to the Purchasers;

         (3) the Guarantee, duly executed on behalf of the Guarantors and dated the Closing Date which shall be reasonably satisfactory in form and substance to the Purchasers;

         (4) an executed copy of the Fourth Amendment to the Credit Agreement, and such Fourth Amendment to the Credit Agreement shall be in effect in all respects and there shall be in existence no default or event of default under the Credit Agreement;

         (5) a certificate of the Secretary of each of the Company, the Parent and the Guarantors, dated as of the Closing Date, certifying as to (i) the incumbency of the officers of the Company, the Parent or the Guarantors, as the case may be, executing the Transaction Documents and all other documents executed and delivered in connection herewith; (ii) the organizational documents of the Company, the Parent and the Guarantors, as the case may be, as in effect on and as of the Closing Date, and (iii) resolutions of the board of directors of the Company, the Parent and the Guarantors, as the case may be, authorizing and approving the execution, delivery and performance of the Transaction Documents and any other documents, instruments and certificates required to be executed by the Company, the Parent or the Guarantors in connection herewith or therewith and all of the transactions contemplated hereby or thereby, and stating that the transactions so contemplated comply with Section 4.03 of the Indenture, each certified as of the Closing Date by the secretary of the Company, the Parent and the Guarantors, as the case may be, as being in full force and effect without modification or amendment;

         (6) a certificate executed by the chief executive officer or president of each of the Company and the Parent, dated as of the Closing Date, certifying as to (i) the truth and correctness of the Company's or the Parent's, as the case may be, representations and warranties contained herein as of the Closing Date and (ii) the fulfillment of the conditions to the Company's or the Parent's, as the case may be, obligations under this Agreement set forth in Sections 4.5 and 4.6 of this Agreement;

         (7) a duly executed counterpart of this Agreement;

         (8) an opinion of King & Spalding, counsel to the Company, in form and substance reasonably satisfactory to the Fund; and

         (9) a copy of a fairness opinion given by Valuation Research Corporation, as to the fairness of the transactions contemplated by the Transaction Documents in accordance with Section 4.03 of the Indenture.

         SECTION 4.3. NO DEFAULT, ETC.

         No Default or Event of Default shall exist.

         SECTION 4.4. REPRESENTATIONS ACCURATE.

         All representations and warranties made by the Company and the Parent herein or in any other Transaction Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing Date other than any such representation or warranty expressly made as of a specified date which shall be true and correct in all material respects as of such specified date.

         SECTION 4.5. PERFORMANCE.

         The Company and the Parent shall be in compliance with and shall have performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by the Company and the Parent prior to or at the Closing Date.

         SECTION 4.6. COMPLIANCE WITH LAWS.

         The Company, the Parent and the Guarantors shall be in compliance, in all material respects, with all Applicable Laws including, without limitation, all Environmental Laws and the Margin Regulations.

         SECTION 4.7. PAYMENT OF FEES AND EXPENSES.

         The Company shall pay all fees and expenses of the Purchasers, including the reasonable fees and expenses of counsel.

         SECTION 4.8. LITIGATION, ETC.

         There shall not exist any action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that, in the opinion of the Purchasers, affects any of the transactions contemplated hereby or that could have a Material Adverse Effect on the Company or the Parent.

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES OF
                             THE COMPANY AND PARENT

         Each of the Company and the Parent hereby represents and warrants to the Purchasers that the following statements are true and correct:

         SECTION 5.1. CORPORATE STATUS.

         The Parent, the Company and each of their respective Subsidiaries (i) is a duly organized and validly existing corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate or other applicable power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.2. AUTHORIZATION; NO CONFLICT.

         Each of the Parent, the Company and each of the Guarantors has the corporate or other applicable power and authority to execute, deliver and perform the terms and provisions of each of the Transaction Documents to which it is party and has taken all necessary corporate or other applicable action to authorize the execution, delivery and performance by it of each of such Transaction Documents, including the issuance sale and delivery of the Units in accordance with this Agreement and the issuance and delivery of the shares of Common Stock issuable upon the exercise of the Warrant Certificates (the "WARRANT SHARES"). Each of the Parent, the Company and each of the Guarantors has duly executed and delivered each of the Transaction Documents to which it is party, and each of such Transaction Documents constitutes the legal, valid and binding obligation of each of the Parent, the Company and each of the Guarantors enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         SECTION 5.3. NO VIOLATION.

         Neither the execution, delivery or performance by the Parent, the Company or the Guarantors of the Transaction Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any Applicable Law, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Encumbrance upon any of the properties or assets of the Parent, the Company or any of their respective Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Parent, the Company or any of their respective Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws (or equivalent organizational documents) of the Parent, the Company or any of their respective Subsidiaries. The Parent has reserved appropriate numbers of shares of Common Stock for issuance upon any exercise of the Warrant by the Purchasers. The Units, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the Warrant Shares when issued upon exercise of the Warrant and payment of the Exercise Price therefor, will be duly and validly issued and, in the case of the Warrant Shares, fully paid, non-assessable, free from preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

         SECTION 5.4. APPROVALS.

         No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Transaction Document, including the issuance and delivery of the Units in accordance with the terms of this Agreement or the Warrant Shares issuable upon conversion of the Warrant Certificates, or (ii) the legality, validity, binding effect or enforceability of any Transaction Document.

         SECTION 5.5. BINDING OBLIGATIONS.

         Each of the Transaction Documents to which the Company and/or the Parent is a party constitutes a legal, valid and binding obligation of the Company and/or the Parent, as the case may be, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         SECTION 5.6. USE OF PROCEEDS.

         The proceeds of the Units will be used solely to repay outstanding Indebtedness and for general corporate purposes. No part of the proceeds from the issuance and sale of the Units will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the issuance of the Units nor the use of the proceeds therefrom will violate, or be inconsistent with, the provisions of the Margin Regulations.

         SECTION 5.7. COMPLIANCE WITH STATUTES, ETC.

         The Parent, the Company and each of their respective Subsidiaries each is in compliance with all Applicable Laws in respect of the conduct of its business and the ownership of its property, except such non-compliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 5.8. CAPITALIZATION.

         (a) As of the date hereof, the authorized capital stock of the Parent consists of 12,000 shares of common stock. All of the issued and outstanding shares of the Parent's capital stock have been duly authorized and validly issued and are fully paid and non-assessable, and all shares of capital stock previously issued and sold by the Parent were issued and sold in compliance with applicable federal and state securities laws. Except as set forth above or in the Disclosure Schedule, (a) no other shares of the Parent's capital stock or securities convertible into or exchangeable for shares of the Parent's capital stock have been issued or reserved for issuance, (b) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Parent is authorized or outstanding, (c) there is not any commitment or offer by the Parent to issue any subscription, warrant (other than the Warrant Certificates), option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of Indebtedness or assets of the Parent, (d) the Parent has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof and (e) except for Sections 6, 8 and 12 of the Stockholders Agreement, there are no restrictions on the transfer of the Parent's capital stock other than those arising from securities laws. Except as contemplated by this Agreement, the other Transaction Documents or Sections 9, 10 and 11 of the Stockholders Agreement, no person or entity is entitled to (a) any preemptive or similar right with respect to the issuance of any capital stock of the Parent, or (b) any rights with respect to the registration of any capital stock of the Parent under the Securities Act of 1933, as amended.

         (b) 95% of the issued and outstanding member interests of the Company are owned by GPPD, Inc. and 5% of such outstanding membership interests are owned by GPPW, Inc. and have been duly authorized and validly issued and are fully paid and non-assessable, and all member interests previously issued and sold by the Company were issued and sold in compliance with applicable federal and state securities laws. Both GPPD, Inc. and GPPW, Inc. are wholly owned Subsidiaries of the Parent.

         SECTION 5.9. SUBSIDIARIES.

         Except with respect to the Parent's ownership of all of the issued and outstanding capital stock of the Company, GPPW, Inc. and GPPD, Inc., the Parent and the Company have no Subsidiaries other than those set forth on Schedule 5.9 hereto, and do not own, directly or indirectly, any interest in any corporation, association or business entity.

         SECTION 5.10. FINANCIAL STATEMENTS; FINANCIAL CONDITION.

         (a) Included in the Disclosure Schedule are the consolidated unaudited balance sheet (the "BALANCE SHEET") of the Parent as of September 30, 2000 (the "BALANCE SHEET DATE"), and the related statements of operations for the nine-month period ended September 30, 2000 (collectively, the "UNAUDITED FINANCIAL STATEMENTS") and the audited consolidated balance sheet of the Parent as of December 31, 1999, and the related statements of operations, stockholders' equity and cash flows of the Parent for the fiscal year then ended which have been audited by PricewaterhouseCoopers, independent auditors (the "AUDITED FINANCIAL STATEMENTS" and, together with the Unaudited Financial Statements, the "FINANCIAL STATEMENTS"). The Financial Statements (including the footnotes thereto) (i) were prepared in accordance with U.S. generally accepted accounting principles consistently applied during the periods covered thereby and (ii) fairly present in all material respects the financial position of the Parent and on the dates of such statements and the results of its operations for the periods covered thereby, except that the Unaudited Financial Statements may not contain all footnotes required by U.S. generally accepted accounting principles.

         (b) On and as of the date hereof, on a pro forma basis after giving effect to the transactions contemplated by this Agreement and the Transaction Documents, with respect to each of the Company and the Parent and their respective Subsidiaries, taken as a whole, (x) the sum of the assets, at a fair valuation, of each such Person, individually, and each such Person and its subsidiaries taken as a whole, will exceed its or their debts; (y) it has not incurred and does not intend to incur, nor believes that it will incur, debts beyond its ability to pay such debts as such debts mature; and (z) it will have sufficient capital with which to conduct its business. For purposes of this Section 5.10, "DEBT" means any liability on a claim and "CLAIM" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         (c) Except as fully disclosed in the Financial Statements, as of the date hereof there were no liabilities or obligations with respect to the Parent, the Company or any of their respective Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would have a Material Adverse Effect. As of the date hereof, none of the Parent, the Company or any of the Guarantors knows of any basis for the assertion against it of any liability or obligation of any nature that is not fully disclosed in the Financial Statements which, either individually or in the aggregate, could have a Material Adverse Effect.

         (d) Except as previously disclosed to the Purchasers, there has been no material adverse change in the operations, properties, financial condition or prospects of the Parent, the Company and their respective Subsidiaries taken as a whole since September 30, 2000 and (y) if this representation is being made (or deemed made) at any time after the date hereof after giving effect to the transaction, nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.11. ABSENCE OF CERTAIN DEVELOPMENTS.

         Since the Balance Sheet Date, there has been (a) no material adverse change in the condition (financial or otherwise) of the Company or the Parent or in the assets, liability, properties or business of the Company or the Parent,
(b) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of the Company or the Parent, (c) no issuance of any note (other than the Notes), bond or other debt security, or creation, incurrence, assumption or guarantee of any indebtedness for borrowed money or capitalized lease obligation with an aggregate principal amount in excess of $50,000, and (d) no agreements to do any of the foregoing.

         SECTION 5.12. RELATED PARTY TRANSACTIONS.

         Except as set forth in the Disclosure Schedule or in the Financial Statements, no employee, officer, stockholder or director of the Company or the Parent or member of his or her immediate family is indebted to the Company or the Parent, nor is the Parent indebted to (or committed to make loans to or extend or guarantee credit of) any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company or the Parent, and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements under any stock option plan approved by the Board of Directors). Except as set forth on the Disclosure Schedule, neither any present or former officer, director or stockholder of the Company or the Parent, nor any affiliates of such officers, directors or stockholders, are currently a party to any transaction with the Company or the Parent, including, without limitation, any agreement providing for the employment of, furnishing of services by, rental of assets from or to, or otherwise requiring payments to, any of the officers, directors, stockholders or affiliates.

         SECTION 5.13. LITIGATION.

         There are no actions, suits or proceedings pending or, to the best knowledge of the Parent and the Company, threatened (i) with respect to any Transaction Document or (ii) that could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.14. SECURITIES LAWS.

         Assuming the accuracy of the representations and warranties of the Purchasers contained in Article VI hereof, the offer, issuance, sale and delivery of the Units and the Warrant Shares in accordance with this Agreement are and will be in compliance with applicable federal and state securities laws, as presently in effect.

         SECTION 5.15. INVESTMENT COMPANY ACT.

         None of the Parent, the Company or any of their respective Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 5.16. PUBLIC UTILITY HOLDING COMPANY ACT.

         None of the Parent, the Company or any of their respective Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 5.17. REAL PROPERTY; LEASES.

         The Company, the Parent and each of their respective Subsidiaries each
(i) possess good and marketable title to all of their properties and assets,
(ii) own or lease all properties necessary for the operation by it of its business as currently conducted, and (iii) own or possess all licenses and permits necessary for the operation by it of its business as currently conducted.

         SECTION 5.18. OFFERING OF NOTE AND WARRANTS.

         Except as required by Section 9 of the Stockholders Agreement, neither the Company nor the Parent nor, to the knowledge of the Company and the Parent, anyone acting on their behalf has offered the Units, the Notes, the Warrant Certificates or the Warrant Shares or any similar securities (except for similar securities offered in connection with a licensing agreement to a third party) for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers.

         SECTION 5.19. AUTHORIZATION OF WARRANTS.

         The Warrant Certificates have been duly authorized by the Parent for issuance, and when executed by the Parent in accordance with the provisions of this Agreement, and delivered to and paid for by the Purchasers in accordance with the terms hereof, will have been duly executed, issued and delivered and will be entitled to the benefits of this Agreement.

         SECTION 5.20. COMPLIANCE WITH ERISA.

         (a) Each Plan of the Parent and/or the Company (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code, or has been drafted with the intent that it meets the requirements of Sections 401(a) and 501(a) of the Code and will be amended as required by the Internal Revenue Service to meet such requirements since the effective date of the Plan; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities of all other Plans, exceeds the aggregate amount of such Unfunded Current Liabilities that existed as of the date hereof by $100,000; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; to the best knowledge of the Parent or the Company or any of their respective Subsidiaries, all contributions required to be made with respect to a Plan have been or will be timely made; neither the Parent or the Company nor any Subsidiary thereof nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or
4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; to the best knowledge of the Parent and/or the Company or any of their respective Subsidiaries, no condition exists which presents a material risk to the Parent and/or the Company or any of their respective Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; to the best knowledge of the Parent and/or the Company or any of their respective Subsidiaries, no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, or, to the best knowledge of the Parent and/or the Company or any of their respective Subsidiaries, expected or threatened; using actuarial assumptions and computation methods consistent with
Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Parent, the Company and their respective Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan, would not exceed $100,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Parent and/or the Company, any of their respective Subsidiaries, or any ERISA Affiliate has at all times been operated in material compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Parent and/or the Company or any of their respective Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Parent, the Company and their respective Subsidiaries may cease contributions to or terminate any Employee Benefit Plan maintained by any of them without incurring any material liability.

         (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been or will be timely made. Neither the Parent, the Company nor any of their respective Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The excess of the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Parent's and/or the Company's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, over the current value of the assets of each such Foreign Pension Plan allocable to such benefit liabilities does not, in the aggregate, have a Material Adverse Effect.

         SECTION 5.21. TAX RETURNS AND PAYMENTS.

         Each of the Parent, the Company and each of its Subsidiaries has filed all federal income tax returns and all other tax returns, domestic and foreign, required to be filed by it and has paid all taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Parent, the Company and its Subsidiaries in accordance with generally accepted accounting principles. The Parent, the Company and each of its Subsidiaries have at all times paid, or have provided adequate reserves (in the good faith judgment of the management of the Parent) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Parent, the Company or any of their respective Subsidiaries, threatened by any authority regarding any taxes relating to the Parent, the Company or any of their respective Subsidiaries which could be reasonably expected to have a Material Adverse Effect. As of the Closing Date, neither the Parent, the Company nor any of their respective Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Parent, the Company or any of their respective Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Parent, the Company or any of their respective Subsidiaries not to be subject to the normally applicable statute of limitations. None of the Parent, the Company or any Subsidiary thereof has incurred, or will incur, any material tax liability in connection with the execution, delivery and performance of the Transaction Documents to which it is a party.

         SECTION 5.22. LABOR RELATIONS.

         Neither the Company nor the Parent nor any of their respective Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect and there is (i) no unfair labor practice complaint pending against the Company or the Parent nor any of their respective Subsidiaries or, to the knowledge of the Company, the Parent or any of their respective Subsidiaries, threatened against any of them, before the National Labor Relations Board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or the Parent or any of their respective Subsidiaries or, to the knowledge of the Company and the Parent or any of their respective Subsidiaries, threatened against any of them, (ii) no strike, labor dispute, slowdown or is stoppage pending against the Company or the Parent or any of their respective Subsidiaries or, to the knowledge of the Company, the Parent or any of their respective Subsidiaries, threatened against the Company or the Parent or any of their respective Subsidiaries and (iii) to the knowledge of the Company, the Parent or any of their respective Subsidiaries, no union representation proceeding is pending with respect to the employees of the Company or the Parent or any of their respective Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.23. ENVIRONMENTAL MATTERS.

         (a) The Parent, the Company and each of their respective Subsidiaries have complied with, and on the Closing Date will be in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of the Parent and the Company after due inquiry, past or threatened Environmental Claims against the Parent, the Company or any of their respective Subsidiaries or any Real Property owned or operated by the Parent, the Company or any of their respective Subsidiaries. There are no facts, circumstances, conditions or occurrences in respect of any Real Property owned or operated by the Parent, the Company or any of their respective Subsidiaries that, to the best knowledge of the Parent or the Company after due inquiry, could reasonably be expected (i) to form the basis of an Environmental Claim against the Parent, the Company or any of their respective Subsidiaries or any such Real Property, or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Parent, the Company or any of their respective Subsidiaries under any applicable Environmental Law.

         (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by the Parent, the Company or any of their respective Subsidiaries where such generation, use, treatment or storage has violated or could reasonably be expected to violate any Environmental Law. Hazardous Materials, to the best knowledge of the Parent and the Company, have not been Released on or from any Real Property owned or operated by the Parent, the Company or any of their respective

Subsidiaries where such Release has violated or could reasonably be expected to violate any applicable Environmental Law.

         (c) Notwithstanding anything to the contrary in this Section 5.23, the representations made in this Section 5.23 shall only be untrue if the aggregate effect of all failures and noncompliances of the types described above could reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASERS

         Each of the Purchasers hereby represents and warrants, jointly and severally, to the Company and the Parent that the following statements are true and correct:

         SECTION 6.1. EXISTENCE.

         (a) Such Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of its state of organization and has all requisite power and authority to conduct its business and to own its properties as presently conducted and to execute and deliver and to perform all of its obligations under the Transaction Documents.

         SECTION 6.2. AUTHORIZATION; NO CONFLICT.

         The execution, delivery and performance by such Purchaser of the Transaction Documents have been duly authorized by all necessary corporate or other action, and do not violate any provision of any Applicable Law, the organizational documents, if any, of such Purchaser or any material indenture or instrument to which such Purchaser is a party or by which or any of its properties are bound.

         SECTION 6.3. APPROVALS.

         No consent, authorization or approval of, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery, performance, validity or enforcement of any Transaction Document which has not been obtained or made as of the date hereof.

         SECTION 6.4. BINDING OBLIGATIONS.

         Each of the Transaction Documents constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         SECTION 6.5. INVESTMENT REPRESENTATIONS AND COVENANTS.

         Such Purchaser is acquiring the Units, and will upon conversion of the Warrant Certificate, acquire the Warrant Shares (as defined herein), for its own account, for investment purposes and not with a view to the distribution thereof. Each Purchaser: (a) is a sophisticated investor with knowledge and experience in business and financial matters, (b) has received certain information concerning the Company and the Parent, and has had the opportunity to obtain additional information as desired, in order to evaluate the merits and the risks inherent in holding the Notes, the Warrant Certificates and the Warrant Shares, (c) is able to bear the economic risk and lack of liquidity inherent in holding the Notes, the Warrant Certificates and the Warrant Shares, and (d) is an "accredited investor" as defined in Rule 501 of Regulation D adopted under the Securities Act of 1933, as amended.

                                  ARTICLE VII
                              AFFIRMATIVE COVENANTS

         So long as any Note or any Warrant Certificate shall remain outstanding:

         SECTION 7.1. PRESERVATION OF CORPORATE FRANCHISES.

         The Parent and the Company will, and will cause each of their respective Subsidiaries, to do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents used in its business; provided, however, that nothing in this Section 7.1 shall prevent (i) sales of assets, consolidations or mergers by or involving the Parent, the Company or any of their respective Subsidiaries which do not contravene the provisions of Section 8.1(b), (ii) the withdrawal by the Parent, the Company or any of their respective Subsidiaries of their qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a Material Adverse Effect or (iii) the abandonment by the Parent, the Company or any of their respective Subsidiaries of any rights, franchises, licenses and patents that the Company reasonably determines are not useful to its business.

         SECTION 7.2. BOOKS, RECORDS AND INSPECTIONS.

         The Parent and the Company will, and will cause each of their respective Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Parent and the Company will, and will cause each of their respective Subsidiaries to, permit officers and designated representatives of any holder of any Note or Warrant Certificate to visit and inspect, during regular business hours and under guidance of officers of the Parent, the Company or such Subsidiary, any of the properties of the Parent and the Company or such Subsidiary, and to examine the books of account of the Parent and the Company or such Subsidiary and discuss the affairs, finances and accounts of the Parent, the Company or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable advance notice and at such reasonable times and intervals and to such reasonable extent as the such holder of a Note or Warrant Certificate may request.

         SECTION 7.3. COMPLIANCE WITH STATUTES.

         The Parent and the Company will, and will cause each of their respective Subsidiaries to, comply with all Applicable Laws in respect of the conduct of its business and the ownership of its property, except such non-compliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 7.4. FINANCIAL INFORMATION.

         For as long as the Notes or the Warrant Certificates shall be outstanding, the Parent and/or the Company will furnish to the Purchasers the following information:

         (a) MONTHLY REPORTS. Within 45 days after the end of each fiscal month of the Parent (or, if earlier, at the time delivered by the Parent to its board of directors), the management reports furnished by the Parent to its board of directors, which report shall in any event include a consolidated balance sheet of the Parent and its Consolidated Subsidiaries as at the end of such month and the Consolidated EBITDA for such month, in each case setting forth comparative figures for the corresponding month in the prior fiscal year.

         (b) QUARTERLY FINANCIAL STATEMENTS. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of the Parent, (i) the consolidated balance sheets of the Parent and its Consolidated Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and cash flows, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, and in each case, setting forth comparative figures for the related periods in the prior fiscal year and, after the delivery of the first budget pursuant to Section 7.4(e), the budgeted figures for such quarterly periods as set forth in the respective budget delivered pursuant to Section 7.4(e), all of which shall be certified by the Chief Financial Officer or Treasurer of the Parent, subject to normal year-end audit adjustments and (ii) management's discussion and analysis of the important operational and financial developments during the fiscal quarter and year-to-date periods.

         (c) ANNUAL FINANCIAL STATEMENTS. Within 90 days after the close of each fiscal year of the Parent, (i) the consolidated and consolidating balance sheets of the Parent and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified (x) in the case of such consolidated financial statements, by PricewaterhouseCoopers, or such other independent certified public accountants of recognized national standing selected by the Parent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Parent and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, and (y) in the case of such consolidating financial statements, by the Chief Financial Officer or Treasurer of the Parent, and (ii) management's discussion and analysis of the important operational and financial developments during such fiscal year.

         (d) MANAGEMENT LETTERS. Promptly after the receipt thereof by the Parent, the Company or any of their respective Subsidiaries, a copy of any "management letter" received by any such Person from its certified public accountants and the management's responses thereto.

         (e) BUDGETS. No later than 30 days following the commencement of the first day of each fiscal year of the Parent, a budget in form satisfactory to the Required Holders for the Notes and the Warrant Certificates prepared by the Parent for (x) each of the twelve months of such fiscal year prepared in detail and (y) each of the five years immediately following such fiscal year prepared in summary form, in each case, of the Parent and its Subsidiaries, accompanied by the statement of the Chief Financial Officer or Treasurer of the Parent to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby.

         (f) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Section 7.4(b) and (c), a certificate of the Chairman of the Board, the President, Chief Financial Officer or the Treasurer of each of the Company and the Parent to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall, in the case of any such financial statements delivered in respect of a period ending on the last day of a fiscal quarter or year of the Parent, set forth the calculations delivered under the Credit Agreement in connection with the delivery of such financial statements.

         (g) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within five Business Days after an officer of the Parent or the Company obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default and (ii) any litigation or governmental investigation or proceeding pending or threatened (x) against the Parent, the Company or any of their respective Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (y) with respect to any Indebtedness in excess of $500,000 of the Parent, the Company or any of their respective Subsidiaries or (z) with respect to any Transaction Document.

         (h) OTHER REPORTS AND FILINGS. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Parent, the Company or any of their respective Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

         (i) ENVIRONMENTAL MATTERS. Promptly upon, and in any event within ten Business Days after, an officer of the Parent, the Company or any of their respective Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters which occurs after the Closing Date, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to have a Material Adverse
Effect:

                  (i) any Environmental Claim pending or threatened in writing against the Parent, the Company or any of their respective Subsidiaries or any Real Property owned or operated by the Parent, the Company or any of their respective Subsidiaries;

                  (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Parent, the Company or any of their respective Subsidiaries that (a) results in noncompliance by the Parent, the Company or any of their respective Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Parent, the Company or any of their respective Subsidiaries or any such Real Property;

                  (iii) any condition or occurrence on any Real Property owned or operated by the Parent, the Company or any of their respective Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Parent, the Company or any of their respective Subsidiaries of such Real Property under any Environmental Law; and

                  (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Parent, the Company or any of their respective Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Parent and/or the Company shall deliver to the each holder of a Note or a Warrant Certificate all material notices received by it or any of their respective Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA.

         All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Parent's, the Company's or such Subsidiary's response thereto. In addition, the Company will provide each holder of a Note or a Warrant Certificate with copies of all material communications with any government or governmental agency and all material communications with any Person (other than the Parent's, the Company's or any Subsidiary's attorneys) relating to any Environmental Claim of which notice is required to be given pursuant to this Section 7.4(i), and such detailed reports of any such Environmental Claim as may reasonably be requested by such holders.

         (j) OTHER INFORMATION. From time to time, such other information or documents (financial or otherwise) with respect to the Parent, the Company or their respective Subsidiaries as any holder of a Note or a Warrant Certificate may reasonably request in writing.

         SECTION 7.5. MAINTENANCE OF PROPERTY; INSURANCE.

         The Company and the Parent will, and will cause each of their Subsidiaries to, (i) keep all property necessary in their respective businesses in good working order and condition (ordinary wear and tear and loss or damage by casualty or condemnation excepted) and (ii) maintain insurance on all their property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice.

         SECTION 7.6. PERFORMANCE OF OBLIGATIONS.

         The Company and the Parent will perform, and will cause each of their respective Subsidiaries to perform, all of their respective obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which they are bound; provided, however, that any non-performances that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect shall not constitute a breach of this Section 7.6.

         SECTION 7.7. PAYMENT OF TAXES.

         Each of the Company and the Parent will pay and discharge, and will cause each of their respective Subsidiaries to pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto and all lawful claims for sums that have become due and payable which, if unpaid, might become an Encumbrance not otherwise permitted under Section 8.1(a), provided that the Company, the Parent and their Subsidiaries shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with U.S. generally acceptable accounting principles.

         SECTION 7.8. COMPLIANCE WITH ENVIRONMENTAL LAWS AND ERISA.

         The Parent, the Company and each of their respective Subsidiaries shall comply with the requirements the affirmative covenants of the Credit Agreement regarding Environmental Laws and ERISA.

         SECTION 7.9. FURTHER GUARANTEES

         The Company and the Parent shall cause any of its Subsidiaries or Affiliates that executes a guaranty of Indebtedness under the Credit Agreement to become a Guarantor hereunder by executing and delivering a Guarantee in favor of the Purchasers.

         SECTION 7.10. STATE SECURITIES LAWS.

         The Company and the Parent shall take all commercially reasonable actions to permit the transfer of the Units and the Warrant Shares in conformity with all applicable state securities law.

         SECTION 7.11. FURTHER ASSURANCES.

         Subject to the terms and conditions of this Agreement, the Company and the Parent shall use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under Applicable Laws and regulations to consummate the transactions contemplated by this Agreement and to make effective the purchase and sale of the Units pursuant to this Agreement, and to secure, as soon as practicable after the date hereof, all approvals or consents of governmental authorities or third parties, if any, as may be necessary to consummate the transactions as contemplated hereby.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

         SECTION 8.1. LIENS.

         For so long as any or all of the Notes are outstanding, the Company and the Parent will not take, and will not permit any of their respective Subsidiaries to take, any of the following actions:

         (a) create, incur, assume or suffer to exist any Encumbrance upon or with respect to any property or assets (real or personal, tangible or intangible) of the Parent or the Company or any of their respective Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Parent, the Company or any of their respective Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Encumbrance under any similar recording or notice statute; provided that the provisions of this
Section 8.1 shall not prevent the creation, incurrence, assumption or existence of the following:

                  (i) inchoate Encumbrances for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with U.S. generally accepted accounting principles;

                  (ii) Encumbrances in respect of property or assets of the Company or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Encumbrances arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the property or assets of the Parent, the Company or such Subsidiary and do not materially impair the use thereof in the operation of the business of the Parent, the Company or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Encumbrance;

                  (iii) Encumbrances in existence on the Closing Date which are listed, and the property subject thereto described, in Schedule 8.1, but only to the respective date, if any, set forth in such
         Schedule 8.1 for the removal and termination of any such Encumbrances, plus renewals and extensions of such Encumbrances to the extent set forth on Schedule 8.1, provided that (x) the aggregate principal amount of the indebtedness, if any, secured by such Encumbrances does not increase from that amount outstanding at the time of any such renewal or extension and (y) any such renewal or extension does not encumber any additional assets or properties of the Parent, the Company or any of their respective Subsidiaries;

                  (iv)     Permitted Encumbrances;

                  (v) Encumbrances created to secure amounts outstanding under the Credit Agreement or senior credit facilities that refinance, renew, extend or replace amounts outstanding under the Credit Agreement (including an increase in the amount of commitments thereunder);

                  (vi) licenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Parent, the Company and their respective Subsidiaries taken as a whole;

                  (vii) Encumbrances placed upon assets used in the ordinary course of business of the Parent, the Company or any of their respective Subsidiaries at the time of acquisition thereof by the Parent, the Company or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that (x) the aggregate outstanding principal amount of all Indebtedness secured by Encumbrances permitted by this clause (vii) shall not at any time exceed $7,500,000 and (y) in all events, the Encumbrance encumbering the assets so acquired does not encumber any other asset (other than "proceeds" thereof as defined in Article 9 of the UCC) of the Parent, the Company or such Subsidiary;

                  (viii) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or hereafter in existence, not securing Indebtedness and not materially interfering with the conduct of the business of the Parent, the Company and their respective Subsidiaries taken as a whole;

                  (ix) Encumbrances arising from precautionary UCC financing statement filings regarding operating leases entered into by the Parent, the Company or any of their respective Subsidiaries in the ordinary course of business;

                  (x) Encumbrances arising out of judgments or awards in respect of which the Parent, the Company or any of their respective Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all such judgments or awards does not exceed $2,500,000 at any time outstanding;

                  (xi) statutory and common law landlords' liens under leases or subleases to which the Parent, the Company or any of their respective Subsidiaries is a party;

                  (xii) Encumbrances (other than any Encumbrance imposed by ERISA) (x) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (y) to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers, provided that the aggregate amount of deposits at any time pursuant to sub-clause (y) and sub-clause (z) shall not exceed $2,500,000 in the aggregate; and

                  (xiii) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement.

         SECTION 8.2. CONSOLIDATION, MERGER, PURCHASE OF SALE OF ASSETS, ETC.

         (a) The Company and the Parent will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company or the Parent to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's or the Parent's assets (determined on a consolidated basis for the Company or the Parent and their Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company or the Parent, as the case may be, shall be the surviving or continuing entity or (2) the Person (if other than the Company or the Parent, as the case may be) formed by such consolidation or into which the Company or the Parent is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company or the Parent and of their Subsidiaries substantially as an entirety (the "SURVIVING ENTITY") (x) shall be a corporation or a partnership or a limited liability company, in each case organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume by an amendment hereto (in form and substance satisfactory to the Purchasers) executed and delivered to the Purchasers, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Warrants and this Agreement on the part of the Company or the Parent to be performed or observed, provided that at any time the Company or the Parent or its successor is a limited liability company, there shall be a co-issuer of the Notes that is a corporation; (ii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by subsection (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness incurred or anticipated to be incurred and any Encumbrance granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iii) the Company or the Parent or the Surviving Entity, as the case may be, shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if an amendment is required in connection with such transaction, such amendment comply with the applicable provisions of this Agreement and that all conditions precedent in this Agreement relating to such transaction have been satisfied. Notwithstanding the foregoing subsection
(ii), (a) any Subsidiary may consolidate with merge into or transfer all or part of its properties and assets to the Company or to another Subsidiary (provided that a Guarantor may only merge with another Guarantor) and (b) the Company may merge with or transfer all of its properties and assets to an Affiliate incorporated or formed solely for the purpose of either reforming the Company in another State of the United States or changing the legal structure of the Company to a corporation so long as the amount of Indebtedness of the Company and its Subsidiaries is not increased thereby (it being understood that after the transfer of such property and assets for the purpose of changing its legal structure to a corporation, the Company may dissolve).

         (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company or the Parent, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company or the Parent, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company or the Parent.

         SECTION  8.3. SUCCESSOR SUBSTITUTED.

         (a) Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company or the Parent in accordance with Section 8.2(a) or (b), in which the Company or the Parent is not the continuing corporation, the successor Person formed by such consolidation or into which the Company or the Parent is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Parent under this Agreement, the Notes and the Warrants with the same effect as if such surviving entity had been named as such herein.

                                   ARTICLE IX
                                EVENTS OF DEFAULT

         SECTION 9.1. EVENTS OF DEFAULT.

         Each of the following shall constitute an Event of Default:

         (a) failure of the Company or the Parent to pay when due any amount on the Notes; or

         (b) failure of the Company or the Parent to perform or observe the covenants contained in Section 8.1 or 8.2; or

         (c) failure of the Company or the Parent to perform or observe any other term, covenant or agreement contained in this Agreement and such failure remains unremedied for 30 days after written notice thereof to the Company and the Parent by one or more of the Purchasers; or

         (d) any representation, warranty or statement made by the Company or the Parent herein or in any other Transaction Document as of the date hereof or in any certificate delivered pursuant hereto or thereto as of the date hereof is false or misleading in any material respect when made; or

         (e) (i) failure of the Company or the Parent to pay any indebtedness, or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such indebtedness shall become due by scheduled maturity, by required prepayment, by demand or acceleration or otherwise; or (ii) failure of the Company or the Parent to perform any term, covenant or condition on its part to be performed under any agreement or instrument evidencing, securing or relating to any such Indebtedness, when required to be performed, and in the case of (ii), such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, if the effect of such failure is to accelerate the maturity of such indebtedness, provided that it shall not be a Default or Event of Default under this Section 9.1(e) unless the aggregate amount of all Indebtedness as described in the preceding clauses (i) and (ii) is at least $2,500,000;

         (f) failure of the Company or the Parent to pay their debts generally as they come due, or the filing by the Company or the Parent of a petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium or similar law or the Company or the Parent consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or the Parent or any of their Subsidiaries or for all or substantially all of the property and assets of the Company, the Parent or any of their Subsidiaries or any general assignment for the benefit of creditors; or

         (g) the filing of an involuntary petition under any bankruptcy statute against the Company or the Parent, or the appointment of a custodian, receiver, trustee, assignee or similar official for the benefit of creditors (or other similar official) to take possession, custody, or control of the properties of the Company or the Parent or the winding up or liquidation of the affairs of the Parent, the Company or any of their Subsidiaries, unless such petition or appointment is set aside or withdrawn or ceases to be in effect within sixty
(60) days from the date of said filing or appointment, or an order for relief shall be entered in any such involuntary petition; or

         (h) a final judgment or judgments not covered by insurance for the payment of money aggregating in excess of $2,500,000 is entered against the Company or the Parent or any of their Subsidiaries and any one of such judgments remains undischarged and unstayed for a period of 60 consecutive days from the date of its entry; or

         (i) an Event of Default (as defined in the Credit Agreement) shall have occurred and be continuing under the Credit Agreement; or

         (j) a Change of Control of the Parent shall have occurred; or

         (k) the Guarantees shall be set aside or held to be unenforceable or any guarantor denies or disaffirms its obligations under such Guarantees.

         SECTION 9.2. REMEDIES ON DEFAULT.

         (a) Upon the occurrence and during the continuation of an Event of Default (other than an Event of Default described in clause (f) or (g) of Section 9.1 hereof), the Purchasers holding 25% of the then outstanding accreted value of the Notes may declare all amounts payable by the Company under the Notes to be forthwith due and payable and the same shall thereupon become immediately due and payable without demand, presentment, protest or further notice of any kind, all of which are hereby expressly waived.

         (b) Upon the occurrence of any Event of Default set forth in clause (f) or (g) of Section 9.1 hereof, without any notice to the Company or the Parent or any other act by the Purchasers, all amounts payable by the Company under the Notes shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company and the Parent.

         (c) No remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under the Transaction Documents or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to exercise any remedy reserved to the Purchasers in the Transaction Documents, it shall not be necessary to give any notice, other than such notice as may be expressly required.

         (d) The Purchasers representing a majority of the accreted value of the Notes may waive all past defaults (except with respect to nonpayment of amounts due hereunder) and rescind any acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgement or decree of a court of a competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal and interest on the Notes that have come due solely by such declaration of acceleration, have been rescinded or cured.

                                   ARTICLE X
            EXCHANGE; SUBSTITUTION OF NOTES AND WARRANT CERTIFICATES

         SECTION 10.1. TRANSFER AND EXCHANGE OF NOTES AND WARRANT CERTIFICATES.

         Subject to the provisions of Section 6 of the Warrant Certificates (the form of which is attached hereto as Exhibit B), upon surrender of one or more Notes or Warrant Certificates, as the case may be, at the principal executive office of the Company or the Parent for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or Warrant Certificate, or part thereof), the Company and the Parent shall execute and deliver, at their expense, one or more (as requested by the registered holder thereof) Note or Warrant Certificate, as applicable, in exchange therefor. Any such replacement Note shall be in an aggregate principal amount of the surrendered Note and any such replacement Warrant Certificate shall be for the purchase of an aggregate amount of shares of Common Stock equal to amount of shares issuable upon exercise of the surrendered Warrant Certificate. Each such new Note shall be payable to and each such new Warrant Certificate shall be issued in the name of such Person or Persons as such registered holder shall request and shall be substantially in the form of EXHIBIT A and EXHIBIT B, respectively (the terms of each of which are expressly incorporated herein). Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Note shall not be transferred in denominations of less than $10,000. Transfers hereunder shall be made by the Company and the Parent to the extent permitted by Applicable Law. The Company and the Parent, as the case may be, shall maintain a register on which it will record the amount and holder of each Note and Warrant Certificate, as the case may be, as well as all transfers thereof.

         SECTION 10.2. REPLACEMENT OF NOTES AND WARRANT CERTIFICATES.

         Upon receipt by the Company and the Parent of notice from a Purchaser of the loss, theft, destruction or mutilation of any Note held by such Purchaser and (a) in the case of loss, theft or destruction, of security reasonably satisfactory to the Company and the Parent, or (b) in the case of mutilation, upon surrender and cancellation thereof, the Company and the Parent, at their own expense, shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon. Upon receipt by the Company and the Parent of notice from a Purchaser of the loss, theft, destruction or mutilation of the Warrant Certificate held by such Purchaser and (a) in the case of loss, theft or destruction, of security reasonably satisfactory to the Company and the Parent, or (b) in the case of mutilation, upon surrender and cancellation thereof, the Parent, at its own expense, shall execute and deliver, in lieu thereof, a new Warrant Certificate.

                                   ARTICLE XI
                            ANTI-DILUTION PROVISIONS

         SECTION 11.1. DETERMINATION OF FAIR MARKET VALUE.

         (a) The initial exercise price per share at which Warrant Shares shall be purchasable upon the exercise of Warrants (as adjusted herein, the "EXERCISE PRICE") shall be $0.01 per share. Subject to the terms of this Agreement, each Purchaser shall have the right which may be exercised until 5:00 p.m., New York City time on November 20, 2010, to receive from the Parent the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and the payment of the Exercise Price then in effect for such Warrant Shares.

         In the alternative, to the extent that the Parent would be permitted to purchase the requisite number of its Warrant Shares at such time under applicable law, without the payment of cash, then the Warrants may be exercised and payment made by reducing the number of Warrant Shares that would be obtainable upon the exercise of a Warrant and the payment of the Exercise Price in cash so as to yield a number of Warrant Shares upon the exercise of such Warrant equal to the product of (a) the number of Warrant Shares for which such Warrant is exercisable as of the date of exercise (if such Exercise Price were being paid in cash) and (b) the Cashless Exercise Ratio (as defined herein). "CASHLESS EXERCISE RATIO" means a fraction, the numerator of which is the excess of the fair market value (as defined herein) per share on the exercise date over the Exercise Price per share as of the exercise date and the denominator of which is the fair market value per share on the exercise date. An exercise of Warrants pursuant to the immediately foregoing shall represent a "CASHLESS EXERCISE." Each Warrant not exercised prior to 5:00 p.m., New York City time, on November 20, 2010 shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants. For purposes of this paragraph, "FAIR MARKET VALUE" shall be (1) if the Common Stock is reported on an interdealer quotation system, the last reported sales price per share, or if there is no reported sales price, the average of the last bid and ask per share, of the Common Stock on the trading day immediately prior to the exercise date,
(2) if the Common Stock is listed on a securities exchange, the average of the closing prices of the Common Stock for the five consecutive trading days on the principal securities exchange on which the Common Stock is so listed immediately prior to the exercises date, or (3) if the Common Stock is not so reported or listed, as reasonably determined by the Parent's board of directors (which determination may include, at the discretion of such board, an opinion of an independent investment bank).

         A Warrant may be exercised upon surrender to the Parent at its principal office of the Warrant Certificates to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed and such other documentation as the Parent may reasonably request, and upon payment of the Exercise Price as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made (i) in cash or by certified or official bank check payable to the order of the Parent in New York Clearing House Funds, or the equivalent thereof or (ii) by Cashless Exercise.

         Subject to the provisions of Section 11.2 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Parent shall issue and cause to be delivered with all reasonable dispatch to and in such name or names as the Purchaser may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants, together with cash, as provided in Section 11.3; provided, however, that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Parent as described in Section 11.2(m) hereof, or a tender offer or an exchange offer for shares of Common Stock of the Parent shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Parent shall, as soon as reasonably practicable, but in any event not later than three business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence, together with cash, as provided in Section 11.3. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

         The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part and, in the event that Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued.

         All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Parent. Such canceled Warrant Certificates shall then be disposed of by the Parent in its customary manner.

         (b) The Parent will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Parent shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Parent shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Parent the amount of such tax or shall have established to the satisfaction of the Parent that such tax has been paid.

         (c) The Parent will at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

         The Parent or, if appointed, the transfer agent for the Common Stock (the "TRANSFER AGENT") and every subsequent transfer agent for any shares of the Parent's Common Stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Parent will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Parent's Common Stock issuable upon the exercise of the rights of purchase represented by the Warrants.

         Before taking any action which would cause an adjustment pursuant to
Section 11.2 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Parent will take any commercially reasonable corporate action which may, in the opinion of its counsel (which may be counsel employed by the Parent), be necessary in order that the Parent may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

         (d) The Parent will from time to time take all commercially reasonable actions which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stocks are then listed.

         SECTION 11.2. ADJUSTMENT OF NUMBER OF WARRANT SHARES.

         The number of Warrant Shares issuable upon the exercise of each Warrant is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 11.2. For purposes of this Section 11.2 only, "COMMON STOCK" means shares now or hereafter authorized of any class of common stock of the Parent and any other stock of the Parent, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Parent without limit as to per share amount.

         (a) ADJUSTMENT FOR CHANGE IN CAPITAL STOCK.

         If the Parent:

                  (1) pays a dividend or makes a distribution on its Common Stock, in either case in shares of its Common Stock;

                  (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (3) combines its outstanding shares of Common Stock into a smaller number of shares;

                  (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                  (5) issues by reclassification of its Common Stock any shares of its capital stock,

         then the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant Certificate thereafter exercised shall receive the aggregate number and kind of shares of capital stock of the Parent which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

         The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         Such adjustment shall be made successively whenever any event listed above shall occur.

         (b) ADJUSTMENT FOR RIGHTS ISSUE. If the Parent distributes any rights, options or warrants to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the current market price per share on the record date for determining holders entitled to the distribution of rights, options or warrants, the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted in accordance with the formula:


                                 N' =  N  x  O    +      A
                                             --------------
                                             O  +  (A x P/M)

                  where:

                  N' = the adjusted number of shares of Common Stock
                       issuable upon exercise of each Warrant.

                  N  = the current number of shares of Common Stock
                       issuable upon exercise of each Warrant.

                  O  = the number of shares of Common Stock outstanding on
                       the record date.

                  A  = the number of additional shares of Common Stock
                       offered.

                  P  = the purchase price per share of the additional
                       shares.

                  M  = the current market price per share of Common Stock
                       on the record date.

         The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable (after giving effect to any amendment to such period of exercisability), not all rights, options or warrants shall have been exercised, the number of shares of Common Stock issuable upon exercise of each Warrant shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued at the end of the period.

         (c) ADJUSTMENT FOR OTHER DISTRIBUTIONS. If the Parent distributes to all holders of its Common Stock any of its assets (including cash) or debt securities or any rights, options or warrants to purchase debt securities, assets or other securities of the Parent, the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted in accordance with the formula:

                  N'    =    N    x        M
                                        -------
                                        M  -  F

                  where:

                  N'= the adjusted number of shares of Common Stock
                      issuable upon exercise of each Warrant.

                  N = the current number of shares of Common Stock
                      issuable upon exercise of each Warrant.

                  M = the current market price per share of Common Stock
                      on the record date mentioned below.

                  F = the fair market value on the record date of the
                      assets, securities, rights or warrants distributable to one share of Common Stock after taking into account, in the case of any rights, options or warrants, the consideration required to be paid upon exercise thereof. The board of directors shall reasonably determine the Fair Market Value in accordance with Section 11.1.

         The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

         This subsection (c) does not apply to regular quarterly cash dividends including increases thereof, or rights, options or warrants referred to in subsection (b) of this Section 11.2. If any adjustment is made pursuant to this subsection (c) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable (after giving effect to any amendment to such period of exercisability), not all such rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted as if "F" in the above formula was the fair market value described in the definition of

"F" on the record date of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Common Stock outstanding on the record date. Notwithstanding anything to the contrary contained in this subsection (c), if "M-F" in the above formula is less than $1.00, the Parent may elect to, and if "M-F" is a negative number, the Parent shall, in lieu of the adjustment otherwise required by this subsection
(c), distribute to the holders of the Warrant Certificates, upon exercise thereof, the evidences of indebtedness, assets, rights, options or warrants (or the proceeds thereof) which would have been distributed to such holders had such Warrants been exercised immediately prior to the record date for such distribution.

         (d) ADJUSTMENT FOR COMMON STOCK ISSUE. If the Parent issues shares of Common Stock for a consideration per share less than the current market price per share on the date the Parent fixes the offering price of such additional shares, the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted in accordance with the formula:

                  N'   =    N    x         A
                                      ------------
                                      O    +   P/M

                  where:

                  N' = the adjusted number of shares of Common Stock
                       issuable upon exercise of each Warrant.

                  N  = the current number of shares of Common Stock
                       issuable upon exercise of each Warrant.

                  O  = the number of shares outstanding immediately prior
                       to the issuance of such additional shares.

                  P  = the aggregate consideration received for the
                       issuance of such additional shares.

                  M  = the current market price per share on the date of
                       issuance of such additional shares.

                  A  = the number of shares outstanding immediately after
                       the issuance of such additional shares.

         The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

         This subsection (d) does not apply to:

                  (1) any of the transactions described in subsections (b) and
         (c) of this Section 11.2,

                  (2) the exercise of Warrants, or the conversion or exchange of other securities convertible or exchangeable for Common Stock, or the issuance of Common Stock upon the exercise of rights or warrants issued to the holders of Common Stock,

                  (3) Common Stock (and options exercisable therefore) issued to the Parent's employees, officers, directors, consultants or advisors (whether or not still in such capacity on the date of exercise) under bona fide employee benefit plans or stock option plans adopted by the board of directors of the Parent and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this subsection (d) (but only to the extent that the aggregate number of shares excluded hereby and issued after the date hereof do not exceed 5% of the Common Stock outstanding on the date hereof),

                  (4) Common Stock issued in a bona fide public offering,

                  (5) Common Stock issued in a bona fide private placement to non-affiliates of the Parent, including without limitation the issuance of equity as consideration or partial consideration for acquisitions from persons that are not affiliates of the Parent.

         (e) ADJUSTMENT FOR CONVERTIBLE SECURITIES ISSUE. If the Parent issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in subsections (b) and (c) of this
Section 11.2) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share on the date of issuance of such securities, the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted in accordance with this formula:

                  N'    =    N    x   O   +    D
                                      ----------
                                      O   +   P/M

                  where:

                  N'  = the adjusted number of shares of Common Stock
                        issuable upon exercise of each Warrant.

                  N   = the current number of shares of Common Stock
                        issuable upon exercise of each Warrant.

                  O   = the number of shares outstanding immediately prior
                        to the issuance of such securities.

                  P   = the aggregate consideration received for the
                        issuance of such securities.

                  M   = the current market price per share on the date of
                        issuance of such securities.

                  D   = the maximum number of shares deliverable upon
                        conversion or in exchange for such securities at the initial conversion or exchange rate.

         The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

         If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the number of shares of Common Stock issuable upon exercise of each Warrant shall promptly be readjusted to what it would have been had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

         This subsection (e) does not apply to:

                  (1) convertible securities issued in a bona fide public offering or

                  (2) convertible securities issued in a bona fide private placement to non-affiliates of the Parent, including the issuance of convertible securities as consideration or partial consideration for acquisitions from persons that are not affiliates of the Parent.

         (f) CURRENT MARKET PRICE. In subsections (b), (c), (d) and (e) of this
Section 11.2, the current market price per share of Common Stock on any date means (i) if the security is not registered under the Exchange Act, the fair market value of the security as determined in good faith by the Parent's board of directors (which determination may include, at the discretion of the board, an opinion of an independent investment bank) and (ii) if the security is registered under the Exchange Act, the average of the last reported sale price of the security (or the equivalent in an over-the-counter market) for each business day during the period commencing 20 business days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 20 consecutive business days before such date, the average of the daily closing bid prices (or such equivalent) for all of the business days before such date for which daily closing bid prices are available (provided, however that if the closing bid price is not determined for at least 10 business days in such period, the "current market price" of the security shall be determined as if the security were not registered under the Exchange Act).

         (g) CONSIDERATION RECEIVED. For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 11.2, the following shall apply:


                  (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Parent for any underwriting or other sale or disposition of the issue or otherwise in connection therewith;

                  (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value thereof as determined by the board of directors of the Parent in accordance with
         Section 11.1; and

                  (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefore shall be deemed to be the consideration received by the Parent for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Parent upon the conversion or exchange thereof for the maximum number of shares used to calculate the adjustment (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

         (h) WHEN DE MINIMIS ADJUSTMENT MAY BE DEFERRED. No adjustment in the number of shares of Common Stock issuable upon exercise of each Warrant need be made unless the adjustment would require an increase or decrease of at least 1% in such number. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

         All calculations under this Section 11.2 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

         (i) WHEN NO ADJUSTMENT REQUIRED. No adjustment need be made for a transaction referred to in subsections (b), (c), (d) or (e) of this Section 11.2 if Warrant Certificate holders are to participate, without requiring the Warrants to be exercised, in the transaction on a basis and with notice that the Board of Directors of the Parent reasonably determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

         No adjustment need be made for a change in the par value or no par value of the Common Stock.

         To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

         (j) NOTICE OF ADJUSTMENT. Whenever the number of shares of Common Stock issuable upon exercise of each Warrant is adjusted, the Parent shall give notice as provided in subsection (q) of this Section 11.2.

         (k) VOLUNTARY INCREASE. The Parent from time to time may increase the number of shares of Common Stock issuable upon exercise of each Warrant by any amount for any period of time (including, without limitation, permanently) if such period is at least 5 days.

         Whenever the number of shares of Common Stock issuable upon exercise of each Warrant is increased, the Parent shall mail to Warrant Certificate holders a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Exercise Price takes effect. The notice shall state the increased number of shares of Common Stock issuable upon exercise of each Warrant and the period it will be in effect.

         A voluntary increase of the number of shares of Common Stock issuable upon exercise of each Warrant does not change or adjust the number of shares of Common Stock issuable upon exercise of each Warrant for purposes of subsections
(a), (b), (c), (d) and (e) of this Section 11.2.

         (l) NOTICE OF CERTAIN TRANSACTIONS.

                  If:

                  (1) the Parent takes any action that would require an adjustment in the Exercise Price pursuant to subsection (o) of this
         Section 11.2 as a result of adjustments made pursuant to subsections
         (a), (b), (c), (d) or (e) of this Section 11.2 and if the Parent does not arrange for Warrant holders to participate pursuant to subsection
         (i) of this Section 11.2;

                  (2) the Company takes any action that would require a supplemental Unit Purchase Agreement pursuant to subsection (m) of this
         Section 11.2; or

                  (3) there is a liquidation or dissolution of the Parent,

                  (4) the Parent shall mail to Warrant Certificate holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Parent shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

         (m) REORGANIZATION OF PARENT. If the Parent consolidates or merges with or into, enters into a share exchange or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant Certificate would have owned immediately after the consolidation, merger, share exchange, transfer or lease if such holder had exercised the Warrant immediately before the effective date of the transaction; provided that (i) if the holders of Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant shall become exercisable shall be deemed to be the kind and amount so receivable per share by a plurality of the holders of Common Stock in such consolidation or merger or (ii) if a tender or exchange offer shall have been made to and accepted by the holders of Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange
Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange
Act) more than 50% of the outstanding shares of Common Stock, the holder of a Warrant Certificate shall be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Warrant Certificate holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 11.2. Concurrently with the consummation of any such transaction, the corporation or other entity formed by or surviving any such consolidation or merger if other than the Parent, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Unit Purchase Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor to the Parent shall mail to Warrant Certificate holders a notice describing the supplemental Unit Purchase Agreement.

         If the issuer of securities deliverable upon exercise of Warrants under the supplemental Unit Purchase Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Unit Purchase Agreement.

         If this subsection (m) applies, subsections (a), (b), (c), (d) and (e) of this Section 11.2 do not apply.

         (n) WHEN ISSUANCE OR PAYMENT MAY BE DEFERRED. In any case in which this
Section 11.2 shall require that an adjustment in the number of shares of Common Stock issuable upon exercise of each Warrant be made effective as of a record date for a specified event, the Parent may elect to defer until the occurrence of such event issuing to the holder of any Warrant Certificate exercised after such record date the Warrant Shares and other capital stock of the Parent, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Parent, if any, issuable upon such exercise on the basis of the number of shares of Common Stock issuable upon exercise of each Warrant and paying to such holder any amount in cash in lieu of a fractional share purchased pursuant to Section 11.3; provided, however, that the Parent shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

         (o) ADJUSTMENT IN EXERCISE PRICE. Upon each event that provides for an adjustment of the number of shares of Common Stock issuable upon exercise of each Warrant pursuant to this Section 11.2, each Warrant outstanding prior to the making of the adjustment shall thereafter shall have an adjusted Exercise Price (calculated to the nearest ten millionth) obtained from the following formula:

                  E'    =    E      x         N
                                             ---
                                              N'

                  where:

                  E' =  the adjusted Exercise Price.

                  E  =  the Exercise Price prior to adjustment.

                  N' = the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

                  N  =  the number of Warrant Shares previously issuable
                        upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

                  Following any adjustment to the Exercise Price pursuant to this Section 11.2, the amount payable, when adjusted and together with any consideration allocated to the issuance of the Warrants, shall never be less than the par value per Warrant Share at the time of such adjustment. Such adjustment shall be made successively whenever any event listed above shall occur.

         (p) FORM OF WARRANTS. Irrespective of any adjustments in the Exercise Price or the number or kind of shares issuable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same number and kind of shares and Exercise Price as are stated in the Warrants initially issuable pursuant to this Agreement.

         (q) NOTICE TO HOLDERS. (i) Upon any adjustment of the number of shares or of the Exercise Price pursuant to the foregoing provisions of this Section
11.2 the Parent shall, within five days of such adjustment, cause to be given to each holder of a Note and/or a Warrant Certificate written notice of such adjustment, by first class mail, postage pre-paid.

(ii)     In case:

         (a) the Parent shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscriptions rights or warrants; or

         (b) the Parent shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than regular cash dividends or dividends payable in shares of Common Stock or distributions referred to in subsection Section 11.2(b) hereof); or

         (c) of any consolidation or merger or share exchange to which the Parent is a party and for which approval of any shareholders of the Parent is required, or of the conveyance or transfer of the properties and assets of the Parent substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

         (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Parent; or

         (e) The Parent proposes to take any action (other than actions of the character described in Section 11.2(a) hereof) which would require an adjustment to the number or type of securities issuable upon exercise of the Warrants;

then the Parent shall cause to be given to each of the registered holders of the Warrant Certificates at least 5 calendar days prior to the applicable record date hereinafter specified, or as promptly as practicable under the circumstances in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, share exchange, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, share exchange, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this subsection (q) or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, share exchange, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

         Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Parent or any other matter, or any rights whatsoever as shareholders of the Parent, unless and until Warrant Shares are issued to any such holders.

         (r) OTHER DILUTIVE EVENTS. In case any event shall occur affecting the Parent, as to which the provisions of this Section 11 are not strictly applicable, but would impact the holders of Warrants adversely as compared to holders of Common Stock, and the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrants as decided by a majority vote of the Parent's directors in accordance with the essential intent and principles of this Section 11 then, in each such case, the board of directors of the Parent shall determine (which determination may include, at the discretion of such board, an opinion of an independent investment bank) the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 11, necessary to preserve, without dilution, the purchase rights represented by the Warrants.

         SECTION 11.3. FRACTIONAL INTERESTS.

         (a) The Parent shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 11.3, be issuable on the exercise of any Warrants (or specified portion thereof), the Parent shall pay an amount in cash equal to the fair market value on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

         (b) Warrants may be issued in fractional interests. Holders of fractional interests in Warrants will be entitled to purchase a number of Warrant Shares equal to the product obtained by multiplying the number of Warrant Shares issuable with respect to a full Warrant multiplied by the fractional interest owned by such holder in the Warrant.

         SECTION 11.4. CONTEST AND APPRAISAL RIGHTS.

         If (i) the Purchasers shall disagree with the Parent Determination and shall by notice to the Parent given within ten (10) days after the Parent's notice of the Parent Determination, elect to dispute the Parent Determination, then the Fair Market Value shall be determined by an Independent Financial Expert chosen by the Parent and the Purchasers. In the event the parties are unable to agree upon an Independent Financial Expert, each of them shall select an Independent Financial Expert, which shall prepare a determination of the Fair Market Value. The average of the two determinations of Fair Market Value shall constitute the Fair Market Value, unless such determinations of Fair Market Value vary by more than ten percent (10%), in which event such Independent Financial Experts shall select a third Independent Financial Expert who shall make a determination of the Fair Market Value. In such an instance, the average of the three determinations of Fair Market Value shall constitute the Fair Market Value. Such determination of Fair Market Value shall be binding upon the Company and the Parent and all holders of Notes and Warrant Certificates and shall be effective as the Fair Market Value for the date as of which such determination is made and for 180 days thereafter for all purposes of this Agreement and the other Transaction Documents. In making its determination of the Fair Market Value, each Independent Financial Expert shall use one or more valuation methods that such Independent Financial Expert, in its best professional judgment, determines to be most appropriate; however, in all cases, the determination of Fair Market Value shall be made without giving effect to any discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock due to the lack of a public market for such common stock.

         SECTION 11.5. FAIR MARKET VALUE PER SHARE.

         In any instance where the Fair Market Value per Share (the "FAIR MARKET VALUE PER SHARE") as of any date shall be required to be determined under this Agreement or any of the other Transaction Documents, such determination shall be made by dividing the Fair Market Value as of such date as determined in accordance with this Article XI by the number of outstanding shares of Common Stock as of such date (calculated on a fully-diluted basis).

                                  ARTICLE XII
             SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES

         SECTION 12.1. SURVIVAL OF REPRESENTATIONS.

         All representations, warranties, covenants, and indemnities made by any party to this Agreement herein or pursuant hereto shall also be deemed made on and as of the Closing Date as though such representations, warranties, covenants, and indemnities were made on and as of such date, and all the representations, warranties, covenants, and indemnities shall survive the execution and delivery of this Agreement and the Closing Date.

         SECTION 12.2. AGREEMENT OF THE COMPANY AND THE PARENT TO INDEMNIFY.

         Subject to the conditions and provisions of this Article XII, the Company and the Parent hereby agree to indemnify, defend and hold harmless each Purchaser and their respective affiliates, controlling persons, officers, directors, employees, advisors and agents (collectively, the "INDEMNIFIED PARTIES") from and against any loss, liability, cost or expense incurred in respect of the issuance and sale of the Units, this Agreement and the Transaction Documents including, but not limited to, any out-of-pocket expenses actually paid by the Purchasers to obtain financing for the purchase of the Units or the use or proceeds by the Parent and the

Company, except to the extent such loss, liability, cost or expense is found by a final, non-appealable judgment of a court of competent jurisdiction or other arbiter mutually agreed upon by the Company, the Parent and the Purchasers, to arise from the willful misconduct or gross negligence of such Indemnified Party resulting from any misrepresentation or breach of any representation or warranty, or noncompliance with any covenants or other agreements, given or made by the Company or the Parent pursuant to this Agreement, the other Transaction Documents or in the Disclosure Schedule attached hereto, or any document furnished by or on behalf of the Company or the Parent pursuant to this Agreement (each, an "INDEMNIFIED CLAIM").

         SECTION 12.3. CONDITIONS TO INDEMNIFICATION.

         The obligations and liabilities of the Company and the Parent under this Article XII resulting from any Indemnified Claim shall be subject to the following additional terms and conditions:

         (a) The Indemnified Party asserting an Indemnified Claim shall give prompt written notice to the Company and the Parent of any Indemnified Claim which is asserted against, resulting to, imposed upon or incurred by such Purchaser and which may give rise to liability of the Company or the Parent pursuant to this Article XII, stating (to the extent known or reasonably anticipated) the nature and basis of such Indemnified Claim and the amount thereof. The omission of an Indemnified Party to so notify the Company or the Parent of any Indemnified Claim shall not relieve the Company and the Parent from any liability it may have hereunder except to the extent that (A) the liability was caused or increased by such omission, or (B) the ability of the Company or the Parent to reduce the liability was adversely affected by the omission. The Indemnified Party shall not settle or compromise any claim by any third party for which it is entitled to indemnification hereunder without the prior written consent of the Company and the Parent (which consent shall not be unreasonably delayed or withheld).

         (b) The Company and the Parent may engage counsel with respect to any such Indemnified Claim, the representation (including the compromise or settlement of any Indemnified Claim) to be undertaken on behalf of the Indemnified Party. In the event the Company and/or the Parent elect not to undertake the defense of such Indemnified Claim by its own counsel, the Indemnified Party will undertake the defense thereof by counsel or other representatives designated by it. If either the Parent or the Company assumes the defense of any third party claim, the Indemnified Party shall be entitled to participate in but not control the defense of such third party claim with its own counsel and at its own cost and expense; provided, however, that if the Indemnified Party asserts that there exists a conflict of interest that would make it inappropriate for the same counsel to represent the Parent or the Company and the Indemnified Party, then the Parent and the Company shall reimburse the Indemnified Party for the reasonable fees and expenses of separate counsel, to the extent such fees and expenses are incurred solely in connection with the matters with respect to which there is a conflict of interest. Notwithstanding anything in this Section 12.3 to the contrary, the Parent and the Company will not, without the written consent of the Indemnified Party, (i) settle or compromise any third party claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of such third party claim or (ii) settle or compromise any third party claim in any manner that (A) involves the sale, forfeiture or loss of, or the creation of any Encumbrance on, any property of such Indemnified Party or (B) involves equitable remedies against the Indemnified Party or any of its affiliates.

         SECTION 12.4. REMEDIES CUMULATIVE.

         The remedies provided herein shall be cumulative and shall not preclude the assertion by the Parent or the Purchaser of any other rights or the seeking of any other remedies against the other, or their respective successors or assigns.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         SECTION 13.1. NOTICES.

         All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or by facsimile (with confirmed receipt thereof) and on the next business day when sent by overnight courier service, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

         If to the Company or the Parent:

                  Generac Portable Products, Inc.
                  1 Generac Way
                  Jefferson, Wisconsin  53549
                  Attn:  Gary J. Lato
                  Telephone No.:   (920) 674-1764
                  Facsimile No.: (920) 674-5663

         with a copy to:

                  King & Spalding
                  1185 Avenue of the Americas
                  New York, New York 10036
                  Attn : Mark Zvonkovic, Esq.
                  Telephone No.: (212) 556-2100
                  Facsimile No.: (212) 556-2222

         If to the Purchasers, at the addresses set forth on Exhibit A:

         with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York
                  Attn: Arthur Robinson, Esq.
                  Telephone No.: 212-455-7086
                  Facsimile No.: 212-455-2502

         SECTION 13.2. NO WAIVER.

         No delay or failure on the part of the Purchasers in the exercise of any right, power or privilege granted under any other Transaction Document or available at law or in equity, shall impair any such right, power or privilege or be construed as a waiver of any Event of Default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege.

         SECTION 13.3. AMENDMENT AND WAIVER.

         (a) This Agreement, the Notes or the Warrant Certificates, as the case may be, may be amended, and the observance of any term thereof waived (either retroactively or prospectively), with (and only with) the written consent of the Parent, the Company, as the case may be, and the Required Holders, provided, however, that no amendment or waiver shall, unless in writing and signed by each holder of a Note, do any of the following: (a) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (b) postpone the Maturity Date, (c) pay amounts due under the Notes in any currency other than dollars, (d) impair the right of any holder of a Note to receive any payment hereunder or under the Notes or (e) amend this Section
13.3 or the definition of "Required Holders" as either relates to the Notes, and provided, further, that that no amendment or waiver shall, unless in writing and signed by each holder of a Warrant Certificate, do any of the following: (x) increase the Exercise Price or (y) amend this Section 13.3 or the definition of "Required Holders" as either relates to the Warrant Certificates.

         (b) Neither the Parent nor the Company will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes or Warrant Certificates as consideration for or as an inducement to the entering into by any holder of Notes or Warrant Certificates or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes or Warrant Certificates, and the case may be, then outstanding even if such holder did not consent to such waiver or amendment.

         (c)      Any amendment or waiver consented to as provided in this
Section 13.3 applies equally to all holders of Notes and Warrant Certificates and is binding upon them and upon each future holder of any Note or Warrant Certificate and upon the Parent and the Company without regard to whether such Note or Warrant Certificate has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing among the Parent, the Company and the holder of any Note or Warrant Certificate, nor any delay in exercising any rights hereunder or under any Note or Warrant Certificate, shall operate as a waiver of any rights of any holder of such Note or Warrant Certificate. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         (d) Solely for the purpose of determining whether the Required Holders or all holders of the Notes or Warrant Certificates, as the case may be, approved or consented to any amendment or waiver to be given under this Agreement, the Notes or the Warrant Certificates, or have directed the taking of any action provided herein, in the Notes or in the Warrant Certificates to be taken upon the direction of the Required Holders, or all holders of the Notes or Warrant Certificates, as the case may be, Notes and or Warrant Certificates directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

         SECTION 13.4. SUCCESSORS AND ASSIGNS.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that the neither the Company, the Parent nor the Purchasers may assign or otherwise transfer any of their rights or obligations under this Agreement, the Notes, or the Warrant Certificates to any Person without the prior written consent of the other Parties. Notwithstanding anything to the contrary herein, the Fund may assign its rights and obligations under this Agreement and the Units without the consent of the Company and the Parent following which assignment the (x) assignee will succeed all of the same rights and obligations of the Fund and (y) the Fund will be released from all of its obligations hereunder.

         SECTION 13.5. SUBMISSION TO JURISDICTION.

         Each of the Parent, the Company and the Purchaser (i) irrevocably submits to the non-exclusive jurisdiction of any New York State court or Federal court sitting in New York City in any action arising out of this Agreement, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

         SECTION 13.6. WAIVER OF JURY TRIAL.

         THE PARENT, THE COMPANY AND THE PURCHASER EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

         SECTION 13.7. GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 13.8. TERMINATION.

         This Agreement and all of the parties' rights and obligations hereunder (excluding the rights and obligations under Section 12.2 which shall continue in effect) shall terminate upon December 31, 2000 unless the transactions contemplated hereunder shall have been consummated prior to such date.

         SECTION 13.9. SEVERABILITY.

         If any part of any provision contained in this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions.

         SECTION 13.10. EXPENSES.

         The Company and the Parent, jointly and severally, shall be responsible for (a) all reasonable out-of-pocket expenses of the Purchasers associated with the commitment to acquire the Units and the preparation, execution, delivery and administration of this Agreement and the Transaction Documents and any amendments or modifications thereto (including reasonable fees, disbursements and other charges of counsel) and (b) all out-of-pocket expenses of the Purchasers (including the fees, disbursements and other charges of counsel) in connection with the enforcement of this Agreement and the Transaction Documents.

         SECTION 13.11. FILINGS AND CONSENTS.

         Each of the Company and the Parent, on the one hand, and the Purchasers, on the other hand, shall use all reasonable efforts to obtain and to cooperate in obtaining any order, license, consent, approval, waiver, permit or authorization of, or notice to, or declaration, filing or registration with, preparing applications to, conducting negotiations with, and the taking of any other action in respect of, any governmental agency or body or other person not a party to this Agreement required in connection with the execution, delivery or performance of this Agreement. The Company and the Parent, on the one hand, and the Purchasers, on the other hand, will furnish to one another such necessary information and reasonable assistance as may be requested in connection with obtaining any necessary consent, approval, authorization or order.

         SECTION 13.12. COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

         SECTION 13.13. ENTIRE AGREEMENT.

         This Agreement, the Notes, the Warrant Certificates and the other Transaction Documents, together with any exhibits and schedules attached hereto and thereto, constitute the entire understanding of the parties with respect to the subject matter hereof and thereof, and any other prior or contemporaneous agreements, whether written or oral, with respect hereto or thereto are expressly superseded hereby.

                         [Signatures on Following Pages]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized officers all as of the day and year first above written.


                         PARENT:

                         GENERAC PORTABLE PRODUCTS, INC.


                         By:  /s/ Eric Wilkinson
                            --------------------------------------------
                              Eric Wilkinson
                              President


                         COMPANY:

                         GENERAC PORTABLE PRODUCTS, LLC


                         By:  Dorrance J. Noonan, Jr.
                            --------------------------------------------
                              Dorrance J. Noonan, Jr.
                              Managing Director



                         PURCHASER:


                         THE BEACON GROUP III - FOCUS VALUE FUND, L.P.


                         By:  /s/ Eric Wilkinson
                            --------------------------------------------
                              Eric Wilkinson
                              Managing Director

                                   SCHEDULE A

                                   PURCHASERS


                  The Beacon Group III - Focus Value Fund, L.P.

                               DISCLOSURE SCHEDULE


                                  See attached.

                                  SCHEDULE 5.9

                               OTHER SUBSIDIARIES


                                      None.

                                  SCHEDULE 8.1

                                  ENCUMBRANCES


                                      None.

                                    EXHIBIT A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT OR SUCH SECURITIES LAWS.

         For purposes of Section 1273 of the Internal Revenue Code of 1986, as amended, the issue price of this Senior Zero Coupon Note is 76.9230769% of its principal amount and the issue date is November 20, 2000.

                         GENERAC PORTABLE PRODUCTS, LLC

                             SENIOR ZERO COUPON NOTE


$19,500,000                                                   November 20, 2000


         GENERAC PORTABLE PRODUCTS, LLC, a Delaware limited liability company (the "ISSUER"), for value received, promises and agrees to pay to the order of The Beacon Group III - Focus Value Fund, L.P., a Delaware limited partnership (the "PURCHASER"), or its registered assigns permitted pursuant to the terms of the Unit Purchase Agreement (as defined below) (the "HOLDER"), at such place as the Holder has designated under the Unit Purchase Agreement (as defined below) (or such other place as the Holder may designate from time to time as provided in said Unit Purchase Agreement) the principal sum of NINETEEN MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($19,500,000), in lawful money of the United States of America and in immediately available funds on the Maturity Date. The principal amount of this Note on the date hereof shall equal $15,000,000, and shall accrete in accordance with the Unit Purchase Agreement until the principal amount of the Note shall equal the Face Amount. Any amounts not paid when due hereunder shall accrue interest at a rate equal to 13.0% per annum, such rate in no event, however, to exceed the maximum rate permitted by Applicable Law and any such amount shall be payable upon demand.

         Except for notices which are specifically required by the Unit Purchase Agreement (as defined below), the Issuer and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including but not limited to notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them.

         This Note is issued pursuant to that certain Unit Purchase Agreement dated as of November 20, 2000, among the Issuer, Generac Portable Products, Inc., and the Purchasers parties thereto as the same may, from time to time be amended or modified, (the "UNIT PURCHASE AGREEMENT"). Capitalized terms used but not otherwise defined in this Note shall have the respective meanings given them in the Unit Purchase Agreement. Reference is made to the Unit

Purchase Agreement for all pertinent purposes, and this Note shall be entitled to all of the benefits afforded to this Note and the holders thereof by the Unit Purchase Agreement and the other Transaction Documents. The Unit Purchase Agreement additionally provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayment hereof. The transfer and exchange of the Notes shall be made in accordance with the Unit Purchase Agreement.

         This Note is the senior unsecured obligation of the Company and ranks pari passu with all other senior unsecured obligations of the Company. Reference is made to the definition of "Senior Debt" and to provisions in the Indenture regarding the effect under the Indenture of a Subsidiary or Affiliate of the Issuer holding this Note.

         If action is instituted to collect this Note, the Issuer shall pay all costs and expenses of collection, including reasonable attorneys' fees.

         No failure or delay by the Holder to insist upon the strict performance of any term, condition, covenant or agreement of this Note, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement, or of any such breach, or preclude the Holder from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under the terms of this Note, the Holder shall not be deemed to have waived the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare a default for the failure to effect such prompt payment of any such other amount. No course of dealing or conduct shall be effective to amend, modify, waive, release or change any provision of this Note.

         In the event any one or more of the provisions (or any part of any provision) of this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, or in the event that any one or more of the provisions of this Note operates or would prospectively operate to invalidate this Note, then and in either of those events, such provision or provisions (or part or parts thereof) only shall be deemed null and void and shall not affect any other provisions (or remaining part of the affected provision) of this Note and the remaining provisions (or remaining part of the affected provision) of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.


                          GENERAC PORTABLE PRODUCTS, LLC



                          By:  /s/ Dorrance J. Noonan, Jr.
                             -------------------------------------------
                               Name:      Dorrance J. Noonan, Jr.
                               Title:     Chief Executive Officer

                                    EXHIBIT B

THIS STOCK PURCHASE WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT OR SUCH STATE SECURITIES LAWS.


                               WARRANT CERTIFICATE


         This stock purchase warrant (this "WARRANT") is issued as of this 20th day of November, 2000 by GENERAC PORTABLE PRODUCTS, INC., a Delaware corporation (the "ISSUER"), to The Beacon Group III - Focus Value Fund, L.P., a Delaware limited partnership (the "PURCHASER"; the Purchaser or any registered assignee or transferee hereof, a "HOLDER").

         SECTION 1. ISSUANCE OF WARRANTS; TERM.

         (a) For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer hereby grants to Holder the right to purchase 340 shares of the Issuer's common stock, $0.01 par value per share (the "COMMON STOCK"). The number of Warrant Shares and Exercise Price thereof may be adjusted from time to time in accordance with the Unit Purchase Agreement.

         (b) The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Warrant Shares." This Warrant shall be exercisable at any time and from time to time after the first anniversary of the Closing Date and prior to the Expiration Date provided, that this Warrant shall be exercisable before the first anniversary of the Closing Date immediately upon the occurrence of a Change in Control.

         (c) The holders of the Warrants are entitled to certain registration rights with respect to the Common Stock purchasable upon exercise thereof. Said registration rights are set forth in full in a Stockholders Agreement dated as of July 8, 1998, among the Issuer, the Company and certain investors named therein (the "STOCKHOLDERS AGREEMENT"). A copy of the Stockholders Agreement may be obtained by the holder hereof upon written request to the Issuer.

         (d) This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the Expiration Date. Holder may exercise this Warrant prior to or concurrently with the closing of the Expiration Date.

         SECTION 2. EXERCISE PRICE.

         The exercise price per Warrant Share for which all or any of the Warrant Shares may be purchased pursuant to the terms of this Warrant shall be $0.01, unless validly adjusted in accordance with the Unit Purchase Agreement, (as defined below) in which case such adjusted exercise price shall apply.

         The Exercise Price shall be subject to adjustment from time to time in accordance with Section 5 hereof.

         SECTION 3. EXERCISE.

         This Warrant may be exercised by the Holder hereof as to all or any of the Warrant Shares, upon delivery of written notice of intent to exercise to the Issuer at the following address: 1 Generac Way, Jefferson, Wisconsin 53549,
Attention: Gary Lato, Chief Financial Officer (or such other address as the Issuer shall designate in a written notice to the Holder), together with this Warrant (with the form of election on the reverse hereof completed) and payment to the Issuer of the aggregate Exercise Price of the Warrant Shares so purchased, such payment made (i) in cash or by certified or official bank check payable to the order of the Parent in New York Clearing House funds, or the equivalent thereof, or (ii) by Cashless Exercise. Upon exercise of this Warrant as aforesaid, the Issuer shall as promptly as practicable execute and deliver to the Holder a certificate or certificates for the total number of whole Warrant Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Warrant Shares, the Holder shall be entitled to receive a new Warrant Certificate covering the number of Warrant Shares in respect of which this Warrant shall not have been exercised, which new Warrant Certificate shall in all other respects be identical to this Warrant Certificate. The Issuer covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Warrant Shares upon exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of Section 11.3 of the Agreement, be issuable on the exercise of any Warrants (or specified portion thereof), the Issuer shall pay an amount in cash equal to the Fair Market Value on the day immediately preceding the date on which the Warrant is presented for exercise, multiplied by such fraction.

         SECTION 4. COVENANTS AND CONDITIONS.

         The above provisions are subject to the following:

         (a) RESTRICTIVE LEGEND. Neither this Warrant nor the Warrant Shares have been registered under the Securities Act of 1933, as amended ("SECURITIES ACT") or any state securities laws ("BLUE SKY LAWS"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without (i) an effective registration statement under the Securities Act and such applicable Blue Sky Laws, or (ii) an exemption from the registration requirements under the Securities Act or under any applicable Blue Sky Laws. Transfer of Warrant Shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Warrant Shares shall, subject to
Section 6 hereof, bear substantially the following legend:



                  THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED

                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT OR SUCH STATE SECURITIES LAWS.

         (b) STOCK TO BE RESERVED. The Issuer covenants and agrees that all Warrant Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Issuer shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

         SECTION 5. PROTECTION AGAINST DILUTION; ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES ISSUABLE.

         The Exercise Price and the number of Warrant Shares (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of any of the events enumerated in Section 11.2 of the Unit Purchase Agreement, which provisions are incorporated herein by reference.

         SECTION 6. TRANSFER OF WARRANT.

         Subject to the provisions of Section 4 hereof, this Warrant may be transferred, in whole or in part, by presentation of the Warrant to the Issuer with written instructions for such transfer. Upon such presentation for transfer, the Issuer shall promptly execute and deliver a new Warrant Certificate or Certificates in the form hereof in the name of the assignee or assignees and, in the case of partial assignment of this Warrant, assignors and in the denominations specified in such instructions.

         SECTION 7. WARRANT HOLDER NOT STOCKHOLDER.

         This Warrant shall not entitle the Holder to any of the rights of a stockholder of the Issuer, except as expressly contemplated herein. No provision of this Warrant, in the absence of the actual exercise of such Warrant and receipt by the Holder of Warrant Shares issuable upon such exercise, shall give rise to any liability on the part of such Holder as a stockholder of the Issuer, whether such liability shall be asserted by the Issuer or by creditors of the Issuer, or to any of the rights of a Stockholder.

         SECTION 8. UNIT PURCHASE AGREEMENT.

         This Warrant Certificate is issued pursuant to that certain Unit Purchase Agreement dated as of November 20, 2000, among the Issuer, Generac Portable Products, LLC, The Beacon Group III - Focus Value Fund, L.P. and the other purchasers parties thereto (such Note and Warrant Purchase Agreement, together with all amendments and modifications thereto, the "UNIT PURCHASE AGREEMENT"). Capitalized terms used but not otherwise defined in this Warrant

Certificate shall have the respective meanings given them in the Unit Purchase Agreement. Reference is made to the Unit Purchase Agreement for all pertinent purposes, and this Warrant shall be entitled to all of the benefits afforded to the Warrants and the holders thereof by the Unit Purchase Agreement and the other Transaction Documents.

         SECTION 9. REGISTRATION RIGHTS AGREEMENT.

         The Holder of this Warrant Certificate and the holder of any Warrant Shares issued or issuable upon the exercise hereof are each entitled to the benefits of the Registration Rights Agreement.

         SECTION 10. MISCELLANEOUS.

         This Warrant and any term hereof may be changed, waived, discharged or terminated only in accordance with Section 13.3 of the Unit Purchase Agreement. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York. The section headings in this Warrant Certificate are for purposes of convenience only and shall not constitute a part hereof.

                          [Signature on Following Page]

            IN WITNESS WHEREOF, the Issuer has caused this Warrant to be duly executed, as of the date first above written.


                              GENERAC PORTABLE PRODUCTS, INC.


                              By:  /s/ Eric Wilkinson
                                   --------------------------------------
                                   Name:  Eric Wilkinson
                                   Title: President



                           [SIGNATURE PAGE TO WARRANT]

                              [FORM OF CERTIFICATE]
                                    [REVERSE]

                              ELECTION TO PURCHASE

                    (TO BE EXECUTED UPON EXERCISE OF WARRANT)


         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to receive _____ shares of Common Stock and herewith tenders payment for such shares to the order of Generac Portable Products, Inc. in the amount of $_______ in accordance with the terms hereof unless the holder is exercising Warrants pursuant to the net exercise provisions of Section 11.1 of the Unit Purchase Agreement. The undersigned requests that a certificate for such shares be registered in the name of __________, whose address is ____________________ and that such shares be delivered to __________ whose address is ____________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of __________, whose address is ____________________, and that such Warrant Certificate be delivered to __________, whose address is
____________________.


                                   Signature:

Date:
                                   Signature Guaranteed:

                                    EXHIBIT C

                                    GUARANTEE

         GUARANTEE AGREEMENT ("AGREEMENT"), dated as of November 20, 2000, by GENERAC PORTABLE PRODUCTS, INC., a Delaware corporation and GPPW, INC., a Wisconsin corporation (collectively, the "GUARANTORS" and each individually a "GUARANTOR") and in favor of The Beacon Group - Focus Value Fund III (the "PURCHASERS").

         WHEREAS, Generac Portable Products, Inc. (the "PARENT"), Generac Portable Products, LLC (the "COMPANY") and the Purchasers have entered into a Unit Purchase Agreement, dated as of November 20, 2000 (the "UNIT PURCHASE AGREEMENT"), pursuant to which the Company and the Parent will issue and sell to the Purchasers, and the Purchasers will purchase Units (as defined in the Unit Purchase Agreement) in exchange for an aggregate amount of $15,000,000 in cash; and

         WHEREAS, it is a condition precedent to consummation of the transactions contemplated in the Unit Purchase Agreement that the Guarantors enter into and deliver this Agreement in favor of the Purchasers.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth and in order to induce the Purchasers to enter into the Unit Purchase Agreement and in recognition of the direct benefit that the Guarantors will receive from the proceeds of the sale of the Units, each Guarantor hereby jointly and severally agrees with the Purchasers as follows (capitalized terms used herein but not defined shall have the meaning assigned to such terms in the Unit Purchase Agreement):

         1. Guarantee. Each Guarantor hereby unconditionally and irrevocably guarantees as primary obligor, and not merely as surety, the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the obligations of the Company to the Purchasers on the Notes (the "GUARANTEED OBLIGATIONS"). If any or all of the Guaranteed Obligations of the Company to the Purchasers becomes due and payable hereunder, each Guarantor irrevocably and unconditionally promises to pay such indebtedness to the Purchasers, or order, on demand, together with any and all expenses which may be incurred by the Purchasers in collecting any of the Guaranteed Obligations. If claim is ever made upon any Purchaser for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid Purchasers repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body, or
(ii) any settlement or compromise of any such claim effected by such Purchasers with any such claimant (including the Company), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation of the Guarantee (as defined below) or other instrument evidencing any liability of the Company, and each Guarantor shall be and remain liable to the aforesaid Purchasers hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such Purchaser.

         2. Bankruptcy. Additionally, each Guarantor unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Company to the Purchasers, whether or not due or payable by the Company, upon the occurrence of an Event of Default under any of the events specified in
Section 9.1(f) or (g) of the Unit Purchase Agreement, and unconditionally promises to pay such indebtedness to the Purchasers, or order, on demand, in lawful money of the United States of America. The obligations of the Guarantors set forth in Sections 1 and 2 of this Agreement are collectively referred to herein as the "GUARANTEE".

         3. Nature of Liability. The liability of each Guarantor hereunder is exclusive and independent of any security for, or other guaranty, of the Guaranteed Obligations of the Company whether executed by such Guarantor, any other guarantor or by any other party, and the liability of such Guarantor hereunder is not affected or impaired by (a) any direction as to application of payment by the Company or by any other party, or (b) any other continuing obligation or other guaranty, undertaking or maximum liability of a Guarantor or of any other party as to the Guaranteed Obligations of the Company, or (c) any payment on, or in reduction of, any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Company, or (e) any payment made to any Purchaser on the Guaranteed Obligations which any such Purchaser repays to the Company pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

         4. Independent Obligation. The obligations of each Guarantor hereunder are independent of the obligations of any other guarantor, any other party or the Company, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other guarantor, any other party or the Company and whether or not any other guarantor, any other party or the Company be joined in any such action or actions. Each Guarantor waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Company or other circumstance which operates to toll any statute of limitations as to the Company shall operate to toll the statute of limitations as to each Guarantor.

         5. Authorization. Each Guarantor authorizes the Purchasers without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

                  (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations or any liability incurred directly or indirectly in respect thereof or agree to amend, supplement or modify in any way the obligations of the Company and the Parent under the Unit Purchase Agreement of any of the Transaction Documents and the Guarantee herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                  (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any


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order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

                  (c) exercise or refrain from exercising any rights against the Company, the Guarantors or others or otherwise act or refrain from acting;

                  (d) release or substitute any one or more endorsers, guarantors, the Company or other obligors;

                  (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Company to its creditors other than the Purchasers;

                  (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Company to the Purchasers regardless of what liability or liabilities of the Company remain unpaid;

                  (g) consent to or waive any breach of, or any act, omission or default under, the Notes or the Unit Purchase Agreement or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement the Notes or the Unit Purchase Agreement or any of such other instruments or agreements; and/or

                  (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Agreement.

         6. Subordination. Any of the indebtedness of the Company now or hereafter owing to each Guarantor is hereby subordinated to the Guaranteed Obligations of the Company owing to the Purchasers; and if the Purchasers so request at a time when an Event of Default exists, all such indebtedness of the Company to such Guarantor shall be collected, enforced and received by such Guarantor for the benefit of the Purchasers and be paid over to the Fund to be held for the benefit of the Purchasers on account of the Guaranteed Obligations of the Company to the Purchasers, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Agreement. Prior to the transfer by a Guarantor of any note or negotiable instrument evidencing any of the indebtedness of the Company to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Purchasers that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Agreement (whether contractual, under Section 509 of the United States Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.



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                                                                               5
         7.       Waiver.

                  (a) Each Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require any Purchaser to
(i) proceed against the Company, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Company, any other guarantor or any other party or (iii) pursue any other remedy in any Purchaser's power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Company, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Company, any other guarantor or any other party to perform any or all of its obligations, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company other than payment in full of the Guaranteed Obligations. The Purchasers may, at their election, exercise any right or remedy the Purchasers may have against the Company or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid. Each Guarantor waives any defense arising out of any such election by the Purchasers, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Company or any other party or any security.

                  (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Agreement, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Company's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder.

         8. Maximum Liability. It is the desire and intent of each Guarantor and the Purchasers that this Agreement shall be enforced against such Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of a Guarantor under this Agreement shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of such Guarantor shall be deemed to be reduced and such Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

         9. Severability. If any part of any provision contained in this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions.

         10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.



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                                                                               6

         11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         12. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                         [Signatures on following page]




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                                                                               7


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized officers all as of the day and year first above written.


                                   GUARANTORS:



                                   GENERAC PORTABLE PRODUCTS, INC.



                                   By: /s/ Eric Wilkinson
                                     ------------------------------
                                        Name:      Eric Wilkinson
                                        Title:     President



                                   GPPW, INC.



                                   By: /s/ Faith Rosenfeld
                                    ------------------------------
                                       Name:      Faith Rosenfeld
                                       Title:     President


                                       7